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ABOUT THIS PROSPECTUS SUPPLEMENT
ABOUT THIS PROSPECTUS

Filed Pursuant to
Rule 424(b)(3)
Reg. No. 333-73012

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 12, 2003

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 12, 2003)

$
Fund American Companies, Inc.

$                             % Senior Notes due 20
$                             % Senior Notes due 20

IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY
White Mountains Insurance Group, Ltd.

        This is an offering by Fund American Companies, Inc. of $                   of its        % Senior Notes due 20    and of $                   of its        % Senior Notes due 20    . Interest on the notes is payable on                 and                 of each year, beginning on                 , 2003. The         % Senior Notes will mature on                 , 20    and the        % Senior Notes will mature on                 , 20    .

        The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness. The notes will be irrevocably and unconditionally guaranteed by White Mountains Insurance Group, Ltd. The notes guarantee will be the senior unsecured obligations of White Mountains and will rank equally with all of White Mountains' other existing and future unsecured senior indebtedness. We may redeem either series of the notes, in whole or in part, at any time at the relevant "make-whole" redemption price described in this prospectus supplement.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-11 to read about factors you should consider before investing in the notes.

	% Senior Notes			% Senior Notes
	Per Note		Total	Per Note		Total
Public Offering Price		%	$		%	$
Underwriting Discount		%	$		%	$
Proceeds, before expenses, to Fund American Companies, Inc.		%	$		%	$

        The public offering prices set forth above do not include accrued interest, if any. Interest on the notes will accrue from                 , 2003.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The notes will be delivered to investors on or about                 , 2003 in book-entry form only through the facilities of The Depository Trust Company.

LEHMAN BROTHERS

May    , 2003

TABLE OF CONTENTS

Prospectus Supplement

About This Prospectus Supplement
Special Note on Forward-Looking Statements
Summary
Risk Factors
Use of Proceeds
Capitalization
Business
Description of Other Obligations
Description of the Notes
U.S. Federal Income Tax Consequences
Certain ERISA Considerations
Underwriting
Legal Matters
Experts

Prospectus

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        The notes are offered for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform

i

themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the notes that we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. The description of the terms of the notes contained in this prospectus supplement supplements the description under the "Description of Debt Securities" in the accompanying prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information" in the accompanying prospectus.

        Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "we", "our", "us" or the "Company" refer to White Mountains Insurance Group, Ltd. and its direct and indirect subsidiaries, including Fund American Companies, Inc., "White Mountains" refers to White Mountains Insurance Group, Ltd. and "Fund American" refers to Fund American Companies, Inc.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus supplement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believe", "intend", "expect", "anticipate", "project", "estimate", "predict" and similar expressions are also intended to identify forward-looking statements. We refer you to "Special Note on Forward-Looking Statements" on page 3 of the accompanying prospectus.

ii

SUMMARY

        The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information that may be important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in them.

Our Business

White Mountains Insurance Group, Ltd.

        Our principal businesses are property and casualty insurance and reinsurance.

Our Operating Principles

        We strive to operate within the spirit of four operating principles. These are:

        Underwriting Comes First.    We must respect the fundamentals of insurance. There must be a realistic expectation of underwriting profit on all business written, and demonstrated fulfillment of that expectation over time, with focused attention to the loss ratio and to the professional insurance disciplines of pricing, underwriting and claims management.

        Maintain A Disciplined Balance Sheet.    Insurance liabilities must always be fully recognized. Loss reserves must be solid before any other aspect of the business can be solid. Pricing, marketing and underwriting all depend on informed judgment of ultimate loss costs and can be managed effectively only with a disciplined balance sheet.

        Invest for Total Return.    We invest for the best growth in after-tax value over time whether reported as income or not and without regard to any need to report a smooth earnings stream. In addition to investing our bond portfolios for total after-tax return, that will also mean prudent investment in equities consistent with leverage and insurance risk considerations.

        Think Like Owners.    By taking accountability for one's actions and behaving with a sense of urgency, all employees demonstrate their stake in the business by working smarter and understanding that actions influence results. Thinking like an owner embraces all that without losing the touchstone of a capitalist enterprise.

Business Segments

        Our business segments are OneBeacon, Reinsurance and Other Operations. OneBeacon's family of companies are U.S.-based property and casualty insurance writers including, among several others, OneBeacon Insurance Company, Pennsylvania General Insurance Company and Camden Fire Insurance Association (collectively "OneBeacon"). We acquired OneBeacon on June 1, 2001 (the "Acquisition"). Our reinsurance operations are conducted primarily through Folksamerica Holding Company, Inc. (together with its reinsurance subsidiary, Folksamerica Reinsurance Company, "Folksamerica"), Fund American Reinsurance Company, Ltd. ("Fund American Re"), White Mountains Underwriting Limited ("WMU") and our 21% equity interest in Montpelier Re Holdings Ltd. ("Montpelier"). Other operations consist primarily of the International American Group and Esurance Inc. ("Esurance").

OneBeacon

        Headquartered in Boston, Massachusetts, OneBeacon is one of the oldest property and casualty insurers in the United States, tracing its roots to 1831 and the Potomac Fire Insurance Company. OneBeacon writes three "core" lines of business consisting of personal and commercial lines in the

Northeast and certain specialty lines on a national basis. On November 1, 2001, OneBeacon transferred its regional agency business, agents and operations in 42 states and the District of Columbia to Liberty Mutual Insurance Group ("Liberty Mutual") pursuant to a renewal rights agreement (the "Renewal Rights Agreement"). The operating results and cash flows of policies renewed between November 1, 2001 and October 31, 2003 pursuant to the Renewal Rights Agreement are shared between Liberty Mutual and OneBeacon. OneBeacon's "non-core" lines of business include renewals from OneBeacon's former regional agency businesses which are assumed from Liberty Mutual in connection with the Renewal Rights Agreement, and certain other non-core and run-off operations.

        OneBeacon conducts its primary personal and commercial business through independent agents in two regional operations (New England and the New York/New Jersey area), a New York limited assigned distribution servicing carrier (AutoOne Insurance) and one reciprocal exchange (New Jersey Skylands Management Corporation). Agents provide value to their customers through personal attention, coverage expertise and an understanding of local market conditions. The regional operations target personal and commercial customers, focusing on the family account and small to mid-sized businesses. OneBeacon's objective is to underwrite only profitable business without regard to market share, premium volume or growth. In addition to its regional personal and commercial business, OneBeacon is also committed to nurturing its select specialty businesses that focus on providing custom coverages to certain niche markets, including ocean marine, agricultural, professional liability and tuition reimbursement. Each specialty business has its own operations and appointed agents that target specific customer groups.

        At December 31, 2002 and 2001, OneBeacon had $15.8 billion and $16.5 billion of total assets, respectively, and shareholder's equity of $3.1 billion and $3.0 billion, respectively. OneBeacon's total assets and shareholder's equity include Folksamerica and its subsidiaries and OneBeacon's investment in Montpelier, which are covered elsewhere in this report.

Reinsurance

        We conduct our reinsurance operations through Folksamerica, Fund American Re, WMU and our 21% equity interest in Montpelier.

        Folksamerica, through its wholly owned subsidiary, Folksamerica Reinsurance Company, is a multi-line, broker-market reinsurer that provides reinsurance to insurers of property, casualty, accident and health and marine risks primarily in the United States, Canada, Continental Europe, Latin America, the Caribbean and Japan. Folksamerica became a wholly-owned subsidiary of White Mountains in 1998.

        Folksamerica writes both treaty and facultative reinsurance. The majority of Folksamerica's premiums are derived from treaty reinsurance contracts both on an excess of loss and quota share basis, which in 2002 amounted to 39% and 55% of its total gross earned premiums, respectively.

        Folksamerica obtains most of its reinsurance business either directly through brokers who represent the ceding company or indirectly through placements recommended by WMU. Folksamerica considers both the broker and the ceding company its clients in any placement. Much of Folksamerica's business is conducted with ceding companies and their management with whom Folksamerica has developed strong business relationships over a long period of time. Folksamerica was a lead or co-lead reinsurer on approximately 80% of its reinsurance arrangements in 2002.

        At December 31, 2002 and 2001, Folksamerica had $3.4 billion and $3.2 billion of total assets and $976.4 million and $901.7 million of shareholder's equity, respectively. Folksamerica's total assets and shareholder's equity include the International American Group and Esurance, which are discussed below in Other Operations.

        Fund American Re is commercially domiciled in Bermuda but maintains its executive office and an operating branch in Stockholm, Sweden, and operates through an additional branch in Singapore. Fund American Re principally writes property, liability, transportation and hail and crop reinsurance for insurance companies based in the United States and in Europe. At December 31, 2002 and 2001, Fund American Re had $149.9 million and $126.3 million of total assets, respectively, and $58.1 million and $63.9 million of shareholder's equity, respectively. Fund American Re wrote $62.5 million in net premiums during the year ended December 31, 2002.

        WMU is an Ireland-domiciled underwriting adviser specializing in international property excess reinsurance. WMU receives management fees and a profit commission on business placed with both Folksamerica and a third party. During 2002, WMU placed $120.2 million and $40.4 million of written premiums and recorded $35.7 million and $8.2 million of management fees and profit commissions from the third party and Folksamerica, respectively.

        Montpelier is a Bermuda-domiciled insurance and reinsurance company that has initially focused on property reinsurance business. Montpelier's net written premiums totaled $565.9 million and its net income was $152.0 million in 2002, its first full year of operations. Montpelier's total assets as of December 31, 2002 and 2001 were $1.8 billion and $1.0 billion and its shareholders' equity was $1.3 billion and $860.7 million.

Other Operations

        Our other operations consist of the International American Group, Esurance and our intermediate holding companies, including Fund American Companies, Inc., which is the borrower under our credit facility and the issuer of the notes.

Ratings

        Our current financial strength and senior debt ratings are set forth below:

	A.M. Best		Fitch		Moody's		Standard & Poor's
	Senior Unsecured Debt	Financial Strength	Senior Unsecured Debt	Financial Strength	Senior Unsecured Debt	Financial Strength	Senior Unsecured Debt	Financial Strength
Fund American	bbb(1) (Adequate)		BBB(2) (Good)		Baa2(3) (Adequate)		BBB-(4) (Adequate)
OneBeacon		A(5) (Excellent)		A(6) (Strong)		A2(7) (Good)
Folksamerica		A-(8) (Excellent)		A(6) (Strong)		A3(9) (Good)		A-(10) (Strong)
Fund American Re		A-(8) (Excellent)

(1)
"bbb" is the ninth highest of 22 ratings.

(2)
"BBB" is the ninth highest of 24 ratings.

(3)
"Baa2" is the ninth highest of 21 ratings.

(4)
"BBB-" is the tenth highest of 24 ratings.

(5)
"A" is the third highest of 15 ratings.

(6)
"A" is the sixth highest of 24 ratings.

(7)
"A2" is the sixth highest of 21 ratings.

(8)
"A-" is the fourth highest of 15 ratings.

(9)
"A3" is the seventh highest of 21 ratings.

(10)
"A-" is the seventh highest of 21 ratings.

        These ratings are not recommendations to buy, sell or hold our securities, and they may be revised or revoked at any time at the sole discretion of the rating agencies. Each rating should be evaluated independently of the other ratings.

Organizational Chart

        Set forth below is a summary chart showing the corporate organizational chart of White Mountains and its principal operating subsidiaries. All such subsidiaries are wholly owned.

The Offering

Issuer	Fund American Companies, Inc.
Guarantor	White Mountains Insurance Group, Ltd.
Notes Offered	$ million of % Senior Notes due 20 and $ million of % Senior Notes due 20 .
Maturity Date	The % Senior Notes due 20 will mature on , 20 and the % Senior Notes due 20 will mature on , 20 .
Interest Payment Dates	and of each year, beginning , 2003.
Note Guarantee	The notes will be fully and unconditionally guaranteed as to the payment of principal and interest by White Mountains Insurance Group, Ltd.
Ranking
The notes and the notes guarantee constitute senior unsecured debt of Fund American and White Mountains, respectively. The notes rank equally in right of payment with all of Fund American's existing and future senior debt, but will be effectively junior in right of payment as a result of the pledge of the assets securing Fund American's other senior debt unless the notes are also secured by these assets. The notes guarantee ranks equally in right of payment with all of White Mountains' existing and future senior debt, but will be effectively junior in right of payment as a result of the pledge of the assets securing White Mountains' other senior debt unless the notes guarantee is also secured by these assets. Fund American's and White Mountains' only significant assets are the capital stock of their respective subsidiaries, and the notes will not be guaranteed by those subsidiaries. As a result, the notes and the notes guarantee will be structurally subordinated to all the existing and future preferred stock, debt and other liabilities of those subsidiaries. In particular, our credit facility is guaranteed by some of our subsidiaries and secured by substantially all of the assets of Fund American and those subsidiaries, including the capital stock of those subsidiaries. For more information, please see "Description of the Notes—Ranking of the Notes and Notes Guarantee" in this prospectus supplement. The indenture governing the notes and the guarantee will allow us to pledge assets without also securing the notes or the guarantee to, among other things, (i) secure our obligations under our credit facility, so long as the amount of such obligations does not exceed $175 million, and (ii) secure any other indebtedness if the aggregate amount of secured debt (excluding liens otherwise permitted under the indenture) does not exceed 10% of the total consolidated stockholders' equity of White Mountains. See "Description of the Notes—Covenants—Limitations on Liens" in this prospectus supplement.

Optional Redemption	Fund American may redeem the notes, in whole or in part, at any time at the "make-whole" redemption price described under "Optional Redemption".
Certain Covenants
The notes will be issued under an indenture with Bank One, National Association, as trustee. The indenture will, among other things, limit the ability of White Mountains, Fund American and their respective subsidiaries to:
• consolidate, merge, sell or lease all or substantially all of their assets;
• create liens; and
• enter into sale and leaseback transactions.
No Public Market	The notes are a new issue of securities and will not be listed on any securities exchange or included in any automated quotation system.
Use of Proceeds	We intend to use all the net proceeds of this offering to repay term loans under our existing credit facility. See "Use of Proceeds".

Risk Factors

        Prospective purchasers of the notes should consider carefully all the information set forth in this prospectus supplement and the accompanying prospectus and, in particular, should evaluate the specific factors under the section "Risk Factors" beginning on page S-11 of this prospectus supplement.

Ratio of Earnings To Fixed Charges

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,					Three Months Ended March 31,
	1998	1999	2000	2001(2)	2002	2002	2003
Ratio of earnings to fixed charges(1)	5.4	9.6	21.8	—	1.8	0.4	6.0

(1)
For purposes of this computation, earnings are defined as earnings from continuing operations before income taxes plus fixed charges excluding capitalized interest. Fixed charges are the sum of interest expense and interest expense inherent in lease obligations.

(2)
Fixed charges exceeded earnings by $445.6 million in 2001. Excluding $130 million of pre-tax charges in connection with the terrorist attacks of September 11, 2001, fixed charges would have exceeded earnings by $315.6 million in 2001.

Summary Consolidated Financial Data

        The following is a summary of historical consolidated financial data of White Mountains. The summary consolidated financial data as of December 31, 2002 and 2001 and for the three years ended December 31, 2002 are derived from our audited consolidated financial statements incorporated by reference in the accompanying prospectus. The balance sheet data as of December 31, 2000 are derived from our audited consolidated financial statements that are not incorporated by reference in the accompanying prospectus. The summary financial data as of and for the three months ended March 31, 2003 and 2002 are derived from our unaudited financial statements incorporated by reference in the accompanying prospectus. These unaudited financial statements, in the opinion of our management, include all adjustments necessary for a fair presentation of our financial condition and results of operations as of such dates and for such periods. Results for interim periods are not necessarily indicative of the results for the full year. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes incorporated by reference in the accompanying prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2003	2002	2002	2001(a)	2000(b)
	(unaudited)
	(in millions)
Income Statement Data:
Revenues:
Premiums	$803	$959	$3,576	$2,656	$334
Net investment income	79	87	353	284	86
Realized investment gains (losses)	58	—	156	173	(9)
Other revenues	25	40	100	121	440

Total revenues	964	1,086	4,185	3,234	851
Expenses:
Losses and loss adjustment expenses	523	706	2,638	2,494	288
Amortization of deferred acquisition costs	158	191	806	531	101
Accretion of fair value adjustment to losses and loss adjustment expense reserves	14	24	80	56	—
Interest expense	14	18	72	46	16
General and administrative expenses	110	156	470	535	88

Total expenses	818	1,095	4,066	3,662	493
Pretax earnings (loss)	146	(9)	119	(428)	358
Income tax benefit (provision)	(46)	13	(11)	179	(43)

Net income (loss) before minority interest and equity in earnings of affiliates	100	4	108	(249)	315
Accretion of subsidiary Preferred Stock	(3)	(2)	(11)	(5)	—
Dividends on subsidiary Preferred Stock	(8)	(8)	(30)	(18)	—
Equity in earnings (loss) of unconsolidated affiliates	13	1	14	1	(2)

Net income (loss) from continuing operations	102	(5)	81	(271)	313
Cumulative effect of changes in accounting principles	—	660	660	—	—

Net Income (loss)	102	655	748	(259)	407

Other Comprehensive Income (Loss) Items	(10)	(36)	202	(43)	40

Comprehensive Net Income (Loss)	$92	$620	$95	$(302)	$448

		As of December 31,
	As of March 31, 2003
		2002		2001(a)		2000(b)
	(unaudited)
	(in millions)
Balance Sheet Data:
Total investments	$8,870	$8,899		$9,006		$2,102
Total assets	16,138	16,034		16,610		3,545
Claims and claim adjustment expense reserves	8,553	8,875		9,528		1,556
Short-term debt	29	33		358		—
Long-term debt	752	760		767		96
Deferred credits	—	—	(c)	683	(d)	92
Total liabilities	13,238	13,226		14,995		2,498
Preference shares and minority interest	415	400		170		—
Shareholders' equity(e)	2,485	2,408		1,445		1,047

(a)
Includes the acquisition of OneBeacon on June 1, 2001 and its results of operations from that date through December 31, 2001. In connection with the Acquisition, White Mountains issued $1,085 million in debt. White Mountains also issued (i) preferred stock of subsidiaries, (ii) warrants to acquire Common Shares and (iii) Convertible Preference Shares for total proceeds of $758 million.

(b)
Includes the acquisitions of PCA Property & Casualty Insurance Company and the reinsurance operations of Risk Capital Reinsurance Company as well as the gain on the sale of White Mountains Holdings, Inc. and other assets to Dexia S.A.

(c)
In accordance with its adoption of Statement of Financial Accounting Standard ("SFAS") No. 141, the Company recognized all of its outstanding deferred credits on January 1, 2002.

(d)
Deferred credits added during 2001 resulted from the purchase of OneBeacon.

(e)
Shareholders' equity in 2001 includes the capital raising activities in connection with the Acquisition. The increase in shareholders' equity in 2002 mainly reflects the recognition of $660.2 million in net deferred credits as a result of a change in accounting principles.

RISK FACTORS

        An investment in the notes involves significant risks. You should carefully consider the following risk factors and the information set forth in this prospectus supplement and the accompanying prospectus before determining whether to invest in the notes.

Risks Relating to Our Business

        Unpredictable catastrophic events could adversely affect our financial condition or results of operations.

        We write insurance and reinsurance policies that cover catastrophic events. Our policies cover unpredictable natural and other disasters, such as hurricanes, windstorms, earthquakes, floods, fires, terrorist attacks and explosions. Claims from catastrophic events, particularly those occurring in the Northeastern United States, could reduce our earnings and cause substantial volatility in our financial results for any fiscal quarter or year and adversely affect our financial condition or results of operations. For example, through December 31, 2002, our pretax net losses associated with the September 11 terrorist attacks were approximately $110 million.

        The Terrorism Risk Insurance Act (the "Terrorism Act"), passed in November 2002, requires primary commercial property and casualty insurers to make terrorism coverage available to all policy policyholders and provides a Federal backstop for certain terrorist acts which result in losses above individual insurance company retention and aggregate industry retention levels. The Terrorism Act directly applies to OneBeacon, our property and casualty insurance business. OneBeacon estimates its individual retention level for commercial policies subject to the Terrorism Act (the amount OneBeacon will have to pay insureds after a certified terrorist attack before the Federal backstop becomes available) to be approximately $100 million in 2003. This amounts to 7% of the direct earned premiums of OneBeacon in 2002. Under the Terrorism Act, OneBeacon's retention levels in 2004 and 2005 will be 10% and 15% of the prior year's direct earned premiums, respectively. In addition, OneBeacon does not have any reinsurance to protect it from losses resulting from nuclear, biological and chemical terrorist attacks and will not receive any Federal coverage for the terrorism risks insured by it but which are not certified pursuant to the Terrorism Act, such as acts of domestic terrorism, like the Oklahoma City bombing. Furthermore, although the reinsurance industry is not directly subject to the Terrorism Act, the marketplace often dictates coverage of terrorist attacks. Subsequent to the September 11 terrorist attacks, although Folksamerica excludes terrorism from its commercial reinsurance contracts, it has selectively provided coverage for terrorist attacks (except for nuclear, biological and chemical attacks) in its personal reinsurance contracts. Therefore, future losses from terrorist attacks could prove to be material to our financial position and results of operations.

        Our loss reserves may be inadequate to cover our ultimate liability for losses and as a result our financial results could be adversely affected.

        We maintain reserves to cover our estimated ultimate liabilities for losses and loss adjustment expenses. These reserves are estimates based on actuarial and statistical projections of what we believe the settlement and administration of claims will cost based on facts and circumstances then known to us. Because of the uncertainties that surround estimating loss reserves, we cannot be certain that our reserves are adequate and actual losses and loss adjustment expenses paid might exceed our reserves. If our reserves are insufficient to cover our actual losses and loss adjustment expenses, we would have to strengthen our reserves and incur charges to our earnings. These charges could be material.

        Following our acquisition of OneBeacon, we took significant actions to strengthen OneBeacon's balance sheet. An important part of those actions was to strengthen OneBeacon's loss reserves by acquiring full risk transfer coverage from National Indemnity Company for old asbestos and environmental claims, under which National Indemnity Company assumes substantially all liability for losses up to $2.5 billion (net of reinsurance). As of December 31, 2002, OneBeacon has used approximately $1.8 billion of this coverage on an incurred basis. Our reserves for asbestos and environmental losses as of December 31, 2002 represent management's best estimate of our ultimate liability based on information available as of such date. However, as case law expands, medical and clean-up costs increase and industry settlement practices change, OneBeacon may be subject to asbestos and environmental losses beyond currently estimated amounts. We cannot reasonably estimate at the present time loss reserve additions arising from any such future unfavorable developments and we cannot be sure that our allocated loss reserves, plus our remaining capacity under the National Indemnity cover and other reinsurance arrangements, will be sufficient to cover additional liability arising from any such unfavorable developments.

        We may not be successful in achieving the intended benefits of the OneBeacon acquisition.

        The acquisition of OneBeacon significantly changed the operations of our company. Risks associated with this acquisition include the following:

  •
  We may have difficulty in further improving the acquired operations.    The process of continuing to improve the acquired operations may require significant management attention and additional resources.

  •
  We may fail to achieve our targeted returns.    We cannot be sure that our expected returns will be achieved and such failure may adversely affect our business, financial condition, results of operations and cash flows.

  •
  We are working to improve OneBeacon's information systems.    At the time of the acquisition, OneBeacon's management information systems were weak. This weakness limited the usefulness of certain important analyses and tools used to manage and operate the business. We need to further improve OneBeacon's management information systems and, until this work is satisfactorily completed, OneBeacon's ability to successfully manage its business may be limited.

  •
  OneBeacon's existing book of business is shrinking, and we may incur significant expenses associated with further business rationalization.    Substantial lines of business, accounts and agents have been eliminated at OneBeacon and we continue to evaluate remaining specific accounts and agency relationships.

  •
  We have replaced OneBeacon's senior management team.    OneBeacon's future operating performance is heavily dependent on its new senior management team. The new senior managers at OneBeacon have not previously worked together as a group and it is possible that it will take some time for them to develop an efficient working relationship. Our overall operating and financial results will be adversely affected if they fail to develop such relationships.

        Our significant debt and debt service obligations could adversely affect our business.

        We have and will continue to have significant amounts of outstanding indebtedness after this offering. As of March 31, 2003, we had approximately $781 million of indebtedness outstanding, approximately $29 million of which is due on or before December 31, 2004. As of March 31, 2003, as adjusted to give effect to the offering and the use of proceeds, we will have total debt of $          million.

        Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt and meet our other obligations. If we do not have enough cash, we may be required to refinance all or part of our existing debt, sell assets, borrow more cash or sell equity. We cannot assure you that we will be able to accomplish any of these alternatives on terms acceptable to us, if at all.

        We and our subsidiaries will be able to incur substantial additional indebtedness in the future. To the extent new debt and other obligations are added to our and our subsidiaries' current debt levels, the substantial risks described in this paragraph would increase.

        Because White Mountains and Fund American are holding companies, they are dependent on dividends and payments from their respective subsidiaries to make payments on their debt.

        As holding companies with no direct operations and whose only significant assets are the capital stock of their respective subsidiaries, each of White Mountains and Fund American principally relies on investment income and cash dividends and other permitted payments from its subsidiaries to make principal and interest payments on its debt. The respective subsidiaries of White Mountains and Fund American are not obligated to pay amounts due pursuant to any debt securities of White Mountains and Fund American or make funds available to White Mountains or Fund American, respectively, for such payments, except as required by the credit facility, under which certain subsidiaries guarantee Fund American's obligations. The respective subsidiaries of White Mountains and Fund American may not be able to generate cash flow sufficient to pay a dividend or distribute funds to White Mountains or Fund American. In addition, jurisdictions that regulate the payment of dividends by their insurance subsidiaries and certain contractual restrictions, including restrictions in the debt instruments and preferred stock of White Mountains' and Fund American's subsidiaries, could prohibit such dividends or distributions. Under the insurance laws of the jurisdictions in which White Mountains' and Fund American's insurance subsidiaries are domiciled, an insurer is restricted with respect to the timing or the amount of dividends it may pay without prior approval by regulatory authorities. In a given calendar year, our insurance subsidiaries can generally dividend without prior regulatory approval up to the greater of 10% of their statutory surplus at the beginning of the year or the prior year's statutory net income, subject to the availability of unassigned funds (the statutory accounting equivalent of retained earnings). Larger dividends can be paid only upon regulatory approval. If the respective subsidiaries of White Mountains and Fund American cannot pay dividends, White Mountains and Fund American may be unable to make payments with respect to their indebtedness.

        We believe we have sufficient cash and expected dividends from our subsidiaries to service our debt. As of March 31, 2003, we had approximately $364 million of cash and short term investments outside of our insurance subsidiaries. At December 31, 2002, OneBeacon's first tier insurance subsidiaries had the ability to pay dividends of approximately $262 million in 2003 without prior approval of regulatory authorities. During the first quarter of 2003, such subsidiaries paid cash dividends of $37.5 million to Fund American.

        We may not be able to successfully alleviate risk through reinsurance and retrocessional arrangements.

        We attempt to limit our risk of loss through reinsurance and retrocessional arrangements. Retrocessional arrangements refer to reinsurance purchased by a reinsurer to cover its own risks assumed from primary ceding companies. The availability and cost of reinsurance and retrocessional protection is subject to market conditions, which are outside of our control. As a result, we may not be able to successfully alleviate risk through these arrangements. In particular, the recent hardening of the reinsurance market has led to increased prices or less favorable terms and, in some cases, both, during the renewal of some of our existing reinsurance and retrocessional arrangements. In addition, we are subject to credit risk with respect to our reinsurance and retrocessions because the ceding of risk to other insurance enterprises and reinsurers does not relieve us of our liability to our policyholders or ceding companies. We also may experience difficulties in the future in recovering material reinsurance receivables under our reinsurance and retrocessional arrangements if one or more of our reinsurers suffers financial deterioration. A number of reinsurers in the industry experienced such deterioration in the aftermath of the September 11 attacks. It is possible that one or more of our reinsurers will be significantly adversely affected by future significant loss events.

        The property and casualty insurance and reinsurance industry is highly competitive and we may not be able to compete effectively in the future.

        The property and casualty insurance industry is highly competitive and has experienced severe price competition over the last several years. OneBeacon competes with numerous international and domestic insurance companies in our core regions including Travelers Insurance Group, Liberty Mutual, Selective Insurance Group, Zurich Insurance Group, Acadia Insurance Company and The Hartford Financial Services Group. Some of these competitors have greater financial resources than we do. As of December 31, 2001, the most recent year for which market share statistics are available, OneBeacon's market share in its eight core states was 3% for each of its personal and commercial lines of business. During this period, OneBeacon's competitors identified above had a combined market share of 15% and 21% in personal and commercial lines of business, respectively. For the year ended December 31, 2002, OneBeacon's re-underwriting and pricing initiatives limited its rate of growth in its eight core states to 1%, which reduced our market share.

        The property and casualty reinsurance industry is also highly competitive. In addition, substantial new capital and competitors have entered the market recently, and we expect to face further competition in the future. There are 20 U.S.-based broker-market reinsurance companies that report operating data to the Reinsurance Association of America. Based on statutory surplus size as of December 31, 2002, Folksamerica is the fifth largest of these companies. Additionally, there are reinsurance divisions or departments of four U.S.-based insurers that, while not separate reinsurance companies, participate in the U.S. broker reinsurance market.

        Across all lines of its business, Folksamerica competes with all of the larger broker-market reinsurance companies and reinsurance departments or divisions of primary insurance companies. The broker-market companies or divisions with the largest portion of gross premiums in the year ended December 31, 2002 were: XL Reinsurance America (16.4%); Transatlantic Reinsurance Company (13.1%); and Everest Reinsurance Company (12.5%). Folksamerica wrote approximately 4.6% of gross premiums written by all U.S. broker-market reinsurance companies and reinsurance divisions of insurance companies for the year ended December 31, 2002.

        If we are unable to maintain our competitive position, our business may be adversely affected and we may not be able to compete effectively in the future.

        Inadequate premium rates for property and casualty insurance and reinsurance could adversely affect our results.

        Premium rates for property and casualty insurance and reinsurance are influenced by factors that are outside of our control, including market and competitive conditions, regulatory issues and claims inflation. Any significant decrease in the rates we can charge for property and casualty insurance or reinsurance would adversely affect our results. Until recently, the property and casualty insurance and reinsurance industry had experienced a prolonged period of downward pressure on prices caused by excess underwriting capacity and intense competition.

        Despite the fact that the premium rates we achieved during 2001 and 2002 are significantly improved over those achieved in prior years, an increase in competitive factors resulting from additional capital entering into the property and casualty insurance and reinsurance markets may cause current favorable pricing trends to reverse. Any resulting increase in competition could affect our ability to attract or retain business or to write business at premium rates sufficient to cover costs. Further, we believe that a number of large market segments are still priced below adequate rate levels and we cannot assure you that adequate rate increases can be achieved in those segments.

        We may not maintain favorable financial strength ratings which could adversely affect our ability to conduct business.

        Third party rating agencies assess and rate the financial strength of insurers and reinsurers. These financial strength ratings are used by insurers and reinsurers and insurance and reinsurance intermediaries as an important means of assessing the financial strength and quality of insurers and reinsurers. In addition, the rating of a company purchasing reinsurance may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer. These ratings are based upon criteria established by the rating agencies. Some of the criteria relate to general economic conditions and other circumstances outside the rated company's control. The rating agencies periodically evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The financial strength ratings assigned by rating agencies to insurance or reinsurance companies are based upon factors relevant to policyholders and are not directed toward the protection of investors. Financial strength ratings by rating agencies are not ratings of securities or recommendations to buy, hold, or sell any security and may be withdrawn or revised at any time at the discretion of the assigning agency. OneBeacon and Folksamerica are rated "A" (Excellent, which is third highest of fifteen ratings) and "A-" (Excellent, which is fourth highest of fifteen ratings), respectively, for financial strength by A.M. Best Company. See "Summary—Ratings" for a more complete listing of our senior unsecured debt and financial strength ratings. A downgrade or withdrawal of our financial strength ratings could severely limit or prevent us from writing any new insurance or reinsurance policies.

        Our financial results may be adversely affected by Liberty Mutual's performance with respect to the transferred and renewed policies resulting from the Liberty Mutual transaction.

        The operating results and cash flows of policies renewed from November 1, 2001 through October 31, 2003 pursuant to the Liberty Mutual transaction are shared between Liberty Mutual and OneBeacon. Reinsurance agreements pro-rate results so that OneBeacon assumed approximately two-thirds of the operating results from renewals through October 31, 2002, and assumes one-third from renewals from November 1, 2002 through October 31, 2003 and zero from renewals thereafter. Liberty Mutual performs all re-underwriting and claims processing with respect to the transferred and renewed policies (except as stated in the second sentence following). OneBeacon has established procedures to monitor the sufficiency of these activities and has found Liberty Mutual's performance to be satisfactory in general. However, upon review of claims information with respect to the transferred and renewed policies during the third and fourth quarters of 2002, OneBeacon's management determined that average paid claims for this business were higher than expected. As a result, management has begun a process to directly handle more of the claims related to policies written prior to the Renewal Rights Agreement with Liberty Mutual and expects that substantially all such claims will be handled directly by OneBeacon by the end of 2003.

        We cannot assure you that Liberty Mutual will re-underwrite policies subject to the Renewal Rights Agreement to the same standards that we would apply if we were underwriting such policies, and poor results from those policies may adversely affect our financial results so long as we still assume a portion of the renewals under the agreement.

        Regulation may restrict our ability to operate.

        The insurance and reinsurance industries are subject to extensive regulation under U.S. federal, state and foreign laws. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which include the prices we may charge, marketing practices, advertising, the ability of an insurer to freely enter or exit a market, policy forms and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than investors. Insurance laws and regulations impose restrictions on the amount and type of investments, prescribe solvency standards that must be met and maintained and require the maintenance of reserves by both insurers and reinsurers. In addition, state insurance holding company statutes generally require prior approval of changes of control of an insurer or reinsurer or its holding company.

        Mandated market mechanisms may require us to underwrite policies with a higher risk of loss.

        Our insurance operations are often required to directly or indirectly participate in mandatory shared market mechanisms as a condition of their licenses to do business in certain states. These markets, which are commonly referred to as "residual" or "involuntary" markets, generally consist of risks considered to be undesirable from a standard or routine underwriting perspective. For the year ended December 31, 2002, approximately 8% of OneBeacon's net written premium related to its participation in mandatory shared market mechanisms. Thus, we are mandated to underwrite some policies with a higher risk of loss than we would normally accept and, as a result, underwriting results related to assigned risk plans are typically adverse.

        Each state dictates the levels of insurance coverage that is mandatorily assigned to participating insurers within these markets. The total amount of such business an insurer must accept in a particular state is generally based on that insurer's market share of voluntary business written within that state. For OneBeacon, participation in mandatory shared market mechanisms is principally in the states of Massachusetts, New Jersey and New York. In certain cases, such as in New York, OneBeacon is obligated to write business from shared market mechanisms at a future date based on its historical market share of all voluntary policies written within that state. The share of involuntary written premium for policies assigned by the New York Automobile Insurance Plan, a residual insurance market that obtains personal automobile insurance for those individuals who cannot otherwise obtain insurance in the voluntary insurance market, to a particular insurer in a given year is based on the proportion of the total voluntary writings in New York two years prior. OneBeacon has estimated the cost of discharging its obligation for its New York Automobile Insurance Plan assignments as of December 31, 2002 to be $103.0 million and has recorded this estimate as a liability in its financial statements. Our participation in assigned risk plans may still result in greater liabilities than we anticipate and could materially affect our results.

        Our investment portfolio may suffer reduced returns or losses which could adversely affect our results of operations.

        Investment returns are an important part of our overall profitability, and fluctuations in the fixed income or equity markets could impair our profitability, financial condition or cash flows. The investment income and fair market value of our investment portfolio are affected by general economic and market conditions, including fluctuations in interest rates and volatility in the stock market. These conditions are outside of our control and could adversely affect the value of our investments and our results of operations.

        We depend on our key personnel to manage our business effectively and they may be difficult to replace.

        Our performance substantially depends on the efforts and abilities of our management team and other executive officers and key employees. Furthermore, much of our competitive advantage is based on the expertise, experience and know-how of our key management personnel, which include Jack Byrne, Ray Barrette, John Gillespie, David Foy, John Cavoores, Chuck Chokel and Steve Fass. We do not have fixed term employment agreements with any of these key employees and the loss of one or more of these key employees could have a negative effect on our business, revenues, results of operations and financial condition. Our success also depends on the ability to hire and retain additional personnel. Difficulty in hiring or retaining personnel could adversely affect our future operating performance.

        Potential U.S. federal tax law changes could increase White Mountains' effective tax rate or could have other adverse effects on its business.

        Legislation has been introduced in the U.S. Congress that, if enacted, would reduce or eliminate the tax advantages of "corporate inversion" transactions, which typically involve a U.S. corporation changing its legal structure so that it becomes organized in a low-tax jurisdiction, such as Bermuda. The legislation, if enacted, could cause Bermuda-based foreign corporations to be taxed as U.S. corporations or could have other adverse tax effects intended to deter these transactions. In October 1999, White Mountains completed a corporate reorganization that changed its domicile from Delaware to Bermuda. The legislation, if enacted, could be applicable to White Mountains and could result in an increase in its effective tax rate or other adverse tax effects.

        Investors may encounter difficulties in service of process and enforcement of judgments in the United States.

        We are a Bermuda company and one of our directors, Mark Byrne, is a resident of Bermuda. A portion of our and his assets is located outside of the United States. Less than 3% of our total assets is located outside the United States. It may be difficult for you to effect service of process within the United States on Mr. Byrne or to recover against him on judgments of U.S. courts predicated upon civil liabilities under the U.S. federal securities laws.

Risks Relating to Investment in the Notes

        The notes and the notes guarantee are unsecured obligations.

        The notes and the notes guarantee are unsecured and are effectively subordinated to all existing and future senior secured indebtedness of White Mountains and Fund American to the extent of the collateral securing such indebtedness. The notes and the notes guarantee rank equally with all of the other unsecured and unsubordinated indebtedness of White Mountains and Fund American. As of March 31, 2003, after giving effect to this offering and the use of its proceeds, we would have had $          million of indebtedness outstanding (including the notes and the notes guarantee), including approximately $          million of secured indebtedness outstanding.

        The notes and the notes guarantee are effectively subordinated to all liabilities of our subsidiaries.

        The notes and the notes guarantee are effectively subordinated to all existing and future indebtedness, preferred stock and other liabilities of White Mountains' subsidiaries other than Fund American (but including Fund American's subsidiaries). Accordingly, in the event of our bankruptcy, liquidation or any similar proceeding, holders of the notes will be entitled to payment only after the holders of any indebtedness, preferred stock and other liabilities of White Mountains' subsidiaries other than Fund American (but including Fund American's subsidiaries) have been paid, including the obligations of our subsidiary guarantors with respect to our credit facility and the obligations to the holders of the subsidiary preferred stock. As of March 31, 2003, after giving effect to the offering and the use of proceeds, the liabilities of subsidiaries that are structurally senior to the notes would have been $        , including $        of indebtedness consisting of obligations of our subsidiaries under the credit agreement (all of which is secured) and $        of other debt. In addition, the indenture does not limit the ability of our subsidiaries to incur additional debt and other liabilities, and the indenture permits us to pledge assets without also securing the notes or the guarantee to, among other things, (i) secure our obligations under our credit facility, so long as the amount of such obligations does not exceed $175 million, and (ii) secure any other indebtedness if the aggregate amount of secured debt (excluding liens otherwise permitted under the indenture) does not exceed 10% of the total consolidated stockholders' equity of White Mountains. Such secured obligations and other debt would have priority over the notes to the extent of the value of the assets securing such secured obligations and other debt, and any future subsidiary debt, whether or not secured, will have priority over the notes.

        Investors may find it difficult to trade the notes.

        The notes are a new issue of securities, and there is currently no public market for the notes. We do not intend to apply for listing of the notes on any securities exchange. Although the underwriters have informed us that they intend to make a market in the notes, they are under no obligation to do so and may discontinue any market-making activities at any time without notice.

        We also cannot assure you that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable. Future trading prices of the notes will depend on many factors, including:

  •
  our operating performance, prospects and financial condition or the operating performance, prospects and financial condition of companies in our industry generally;

  •
  the interest of securities dealers in making a market for the notes; and

  •
  the market for similar securities.

USE OF PROCEEDS

        We estimate that the net proceeds of this offering will be approximately $          million, after deducting the underwriting discount and estimated offering expenses. We expect to use the net proceeds of this offering to repay term loans outstanding under our existing credit facility. Affiliates of the underwriters as lenders under our credit facility expect to receive approximately $          million in connection with these repayments and will continue to be lenders under our credit facility. The tranche A term loans under our credit facility have a final maturity date of March 31, 2006. The tranche B and tranche C term loans under our credit facility have a final maturity date of March 31, 2007. The weighted average interest rate on the borrowings outstanding under our credit facility on March 31, 2003 was approximately 4.05%. The weighted average interest rate adjusted for related interest rate swaps was approximately 7.03% on March 31, 2003. The credit facility was obtained by Fund American to finance the acquisition of OneBeacon in 2001 and was amended and restated on October 31, 2002.

CAPITALIZATION

        The table below shows White Mountains' total actual capitalization as of March 31, 2003 and as adjusted to give effect to the issuance and sale of the notes and the application of the proceeds. You should read the table in conjunction with our consolidated financial statements and related notes incorporated by reference in the accompanying prospectus. See "Where You Can Find More Information" in the accompanying prospectus.

	As of March 31, 2003
	Actual	As adjusted
	(in millions)
Debt (including current portion):
Revolving credit facility	$125	$
Tranche A term loans	80
Tranche B term loans	392
Tranche C term loans	143
% Senior Notes due 20	—
% Senior Notes due 20	—
Other debt	41

Total debt	781

Convertible Preference Shares	231
Fund American Enterprises Preferred Stock	20
Fund American Preferred Stock	164

Common Shareholders' equity	2,485

Total capitalization	$3,681	$

BUSINESS

General

        White Mountains Insurance Group, Ltd. was originally formed as a Delaware corporation in 1980. In October 1999, White Mountains completed a corporate reorganization that changed its domicile from Delaware to Bermuda (the "Redomestication"). Our principal businesses are conducted through our subsidiaries and affiliates in the businesses of property and casualty insurance and reinsurance.

        Our reportable segments are OneBeacon, Reinsurance and Other Operations. OneBeacon is a family of U.S.-based property and casualty insurance writers including, among several others, OneBeacon Insurance Company, Pennsylvania General Insurance Company and Camden Fire Insurance Association. We acquired OneBeacon from Aviva plc ("Aviva", formerly CGNU plc) on June 1, 2001.

        Our reinsurance operations are conducted primarily through Folksamerica Holding Company, Inc. In connection with the Acquisition, we contributed Folksamerica to OneBeacon. OneBeacon and Folksamerica are run as separate entities, with distinct operations, management and business strategies. Our reinsurance operations also include our wholly owned subsidiaries, Fund American Reinsurance Company, Ltd. and White Mountains Underwriting Limited, as well as our investment in Montpelier Re Holdings Ltd., a Bermuda-domiciled reinsurance holding company. Fund American Re is commercially domiciled in Bermuda but maintains its executive office and an operating branch in Stockholm, Sweden, and operates through an additional branch in Singapore. WMU is an Ireland-domiciled consulting services provider specializing in international property excess reinsurance.

        Our other operations consist of the International American Group, Esurance Inc. and our intermediate holding companies. The International American Group consists of Peninsula Insurance Company ("Peninsula"), American Centennial Insurance Company ("American Centennial") and British Insurance Company of Cayman ("British Insurance Company"), which we purchased in 1999. In connection with the Acquisition, we contributed Peninsula, American Centennial and British Insurance Company to Folksamerica.

        We typically acquire businesses that we expect to hold for the long term, since we believe that a long-term investment horizon offers the greatest opportunity to create value through improvements in operations. However, because we have historically been successful in improving the operations of our acquired businesses, we have in the past taken, and will in the future take, when appropriate, advantage of opportunities to capture significant value for our company through private or public sales of all or portions of those businesses.

Our Operating Principles

        We strive to operate within the spirit of four operating principles. These are:

        Underwriting Comes First.    We must respect the fundamentals of insurance. There must be a realistic expectation of underwriting profit on all business written, and demonstrated fulfillment of that expectation over time, with focused attention to the loss ratio and to the professional insurance disciplines of pricing, underwriting and claims management.

        Maintain a Disciplined Balance Sheet.    Insurance liabilities must always be fully recognized. Loss reserves must be solid before any other aspect of the business can be solid. Pricing, marketing and underwriting all depend on informed judgment of ultimate loss costs and can be managed effectively only with a disciplined balance sheet.

        Invest for Total Return.    We invest for the best growth in after-tax value over time whether reported as income or not and without regard to any need to report a smooth earnings stream. In addition to investing our bond portfolios for total after-tax return, that will also mean prudent investment in equities consistent with leverage and insurance risk considerations.

        Think Like Owners.    By taking accountability for one's actions and behaving with a sense of urgency, all employees demonstrate their stake in the business by working smarter and understanding that actions influence results. Thinking like an owner embraces all that without losing the touchstone of a capitalist enterprise.

OneBeacon

        Headquartered in Boston, Massachusetts, OneBeacon is one of the oldest property and casualty insurers in the United States, tracing its roots to 1831 and the Potomac Fire Insurance Company. OneBeacon's legacy includes being among the first to issue automobile policies, honoring claims arising from the great San Francisco earthquake and the sinking of the Titanic and insuring several U.S. presidents. During 1998, Commercial Union plc and General Accident plc, both U.K. corporations, were merged to form CGU plc. The U.S. operations of these companies, General Accident Corporation of America ("General Accident") and Commercial Union Corporation ("Commercial Union"), were merged to form CGU Corporation (the "Merger"). We agreed to purchase CGU Corporation in September of 2000, with the transaction closing on June 1, 2001. The name OneBeacon was introduced at the time of the Acquisition.

        In connection with the Acquisition, Aviva caused OneBeacon to purchase reinsurance contracts with two reinsurance companies rated "AAA" (Extremely Strong, which is the highest of 21 ratings) by Standard & Poor's and "A++" (Superior, which is the highest of 15 ratings) by A.M. Best: a full risk-transfer cover from National Indemnity Company ("NICO") for up to $2.5 billion in old asbestos and environmental claims (the "NICO Cover") and an adverse development cover from General Reinsurance Corporation ("GRC") for up to $400.0 million on additional losses occurring in accident years 2000 and prior (the "GRC Cover").

        On November 1, 2001, OneBeacon transferred its regional agency business, agents and operations in 42 states and the District of Columbia to Liberty Mutual pursuant to the Renewal Rights Agreement. This transfer amounted to approximately 45% of OneBeacon's total business. The operating results and cash flows of policies renewed from November 1, 2001 through October 31, 2003 pursuant to the Renewal Rights Agreement are shared between Liberty Mutual and OneBeacon. A reinsurance agreement pro-rates results so that OneBeacon assumed approximately two-thirds of the operating results from renewals through October 31, 2002 and assumes approximately one-third of the operating results from renewals from November 1, 2002 to October 31, 2003. Additionally, OneBeacon has the option of assuming 10% of Liberty Mutual's regional agency markets business for the years 2004 to 2006 on a pari passu basis with Liberty Mutual. Since entering the Renewal Rights Agreement, OneBeacon has been focused on becoming a profitable independent agency property and casualty insurance company in the Northeast and for select specialty business on a national basis. Upon review of claims information with respect to the transferred and renewed policies during the third and fourth quarters of 2002, OneBeacon's management determined that average paid claims for this business were higher than expected. As a result, management has begun a process to directly handle more of the claims related to policies written prior to the Renewal Rights Agreement and expects that substantially all such claims will be handled directly by OneBeacon by the end of 2003.

        OneBeacon conducts its primary personal and commercial business through independent agents in two regional operations (New England and the New York/New Jersey area), a New York limited assigned distribution servicing carrier (AutoOne Insurance) and one reciprocal exchange (New Jersey Skylands Management Corporation). Agents provide value to their customers through personal attention, coverage expertise and an understanding of local market conditions. The regional operations target personal and commercial customers, focusing on the family account and small to mid-sized businesses. OneBeacon's objective is to underwrite only profitable business without regard to market share, premium volume or growth. In addition to these regional operations, OneBeacon is also committed to nurturing its select specialty businesses that focus on providing custom coverages to certain niche markets, including ocean marine, agricultural, professional liability and tuition reimbursement. Each specialty business has its own operations and appointed agents that target specific customer groups.

        At December 31, 2002 and 2001, OneBeacon had $15.8 billion and $16.5 billion of total assets, respectively, and shareholder's equity of $3.1 billion and $3.0 billion, respectively. OneBeacon's total assets and shareholder's equity include Folksamerica and its subsidiaries and OneBeacon's investment in Montpelier, which are covered elsewhere in this "Business" section.

  Lines of Business

        OneBeacon writes three "core" lines of business consisting of personal and commercial lines in the Northeast and certain specialty lines on a national basis. OneBeacon's "non-core" lines of business include renewals from OneBeacon's former regional agency business which are assumed by OneBeacon in connection with the Renewal Rights Agreement, and certain other non-core and run-off operations.

        For the twelve months ended December 31, 2002 and 2001, OneBeacon's net written premiums by line of business were as follows:

	Year Ended December 31,
	2002		2001
	($ in millions)
Personal	$1,092.1	43%	$856.9	25%
Commercial	454.6	18	678.4	20
Specialty	284.1	11	221.6	6
Non-core lines	692.0	28	1,710.0	49

Total	$2,522.8	100%	$3,466.9	100%

        OneBeacon provides a variety of property and casualty insurance products to individuals (personal lines) and to businesses (commercial lines), including the following: automobile, commercial property, homeowners, general liability, umbrella, workers compensation, multiple peril and inland marine.

        OneBeacon's specialty business focuses on providing custom coverages to certain niche markets, including ocean marine ("IMU"), agricultural ("Agri"), professional liability ("OBPP") and other specialty products, such as tuition reimbursement. Each specialty business has its own operations and distribution channel that target specific customer groups. For the twelve months ended December 31, 2002, IMU, Agri, OBPP and other specialty products represented 38%, 36%, 10% and 16%, respectively, of specialty lines net written premium.

        Non-core operations are primarily from renewals from OneBeacon's former business which are assumed by OneBeacon in connection with the Renewal Rights Agreement ($496.7 million in net written premiums for 2002). Premiums from non-core operations decreased from 49% of total premiums in 2001 to 28% of total premiums in 2002. Premiums from non-core lines will continue to diminish over the next year as OneBeacon's obligations under the Renewal Rights Agreement decrease and policies in run-off expire.

  Marketing

        OneBeacon sells its personal and commercial lines products through select independent insurance agents. OneBeacon believes that independent agents provide complete assessments of their clients'

needs, which results in appropriate coverages and prudent risk management. OneBeacon believes that independent agents will continue to be a significant force in overall industry premium production.

        OneBeacon conducts its business through 11 branch offices and approximately 1,000 appointed agencies. OneBeacon's operations are located close to its agent partners and customers throughout New England, New York and New Jersey.

  Underwriting and Pricing

        OneBeacon believes that there must be a realistic expectation of underwriting profit on all business written and a demonstrated fulfillment of that expectation over time. Pricing pressures can be caused by many factors such as: (1) insurance companies selling their products at less than adequate rates, because they either underestimate ultimate claim costs or overestimate the amount of investment income and investment gains they will earn on premiums before the claims are paid; (2) lower distribution costs for insurance companies utilizing direct-response marketing methods versus marketing their products through independent agents; (3) insurance companies seeking to increase revenues and market share by reducing the price of their products beneath levels acceptable to OneBeacon; and (4) mutual insurance companies and other insurance companies who are willing to accept a lower return on equity on their insurance operations than our management and our shareholders. Pricing levels can also be influenced by state regulation, legislation and judicial decisions.

        Subsequent to the Acquisition, we brought a new management team to OneBeacon to improve operating results in the short-term and establish practices for sustaining acceptable underwriting results going forward. We have taken significant actions with respect to OneBeacon since we completed the Acquisition including (1) shedding non-core businesses through the Renewal Rights Agreement, (2) increasing prices, (3) reevaluating the risks, terms and conditions associated with renewing certain policies (and in appropriate cases declining to issue a renewal policy), (4) eliminating unprofitable products, accounts and agents, (5) improving the claims adjudication, settlement, administration and processing functions and (6) improving management information systems and deploying new technology to contribute to process improvement and overall results.

        Further, as a result of the Renewal Rights Agreement, OneBeacon has focused its efforts on improving the ongoing operations in the Northeast, where it believes its agency relationships are the strongest and its historical results have been closer to profit targets.

  Claims

        Effective claims management is a critical factor in achieving satisfactory underwriting results. Claims service is the most important product differentiation that OneBeacon brings to its agents and insureds. OneBeacon's near-term staffing and systems plans have caused and will continue to cause it to spend more on administrative claims costs in order to improve the efficiency of OneBeacon's claims function and ultimately to reduce overall loss costs. Additionally, in 2002, OneBeacon implemented a new claims workstation which is expected to provide management and claims adjusters with substantially more analysis and information to facilitate decision making and reduce overall claims costs in the future.

        Claims handling is located in various regional and local branch offices under the supervision of the Chief Claims Officer. OneBeacon maintains an experienced staff of appraisers, medical specialists, managers, attorneys and field adjusters strategically located throughout its operating territories. OneBeacon also maintains a special investigative unit designed to detect insurance fraud and abuse, and supports efforts by regulatory bodies and trade associations to curtail the cost of fraud.

        Pursuant to the Renewal Rights Agreement, Liberty Mutual assumed control of OneBeacon's claims offices in the regions subject to the Renewal Rights Agreement and is responsible for servicing claims from the OneBeacon policies written prior to November 1, 2001, as well as policies which have renewed in those regions since that date. Service agreements were put in place in connection with the Renewal Rights Agreement, through which Liberty Mutual became a third party administrator ("TPA") for those claims. Upon review of claims information during the third and fourth quarters of 2002, OneBeacon's management determined that average paid claims in offices where Liberty Mutual was acting as a TPA were higher than expected. As a result, management has begun a process to directly handle more of those claims related to policies written prior to the Renewal Rights Agreement and expects that substantially all such claims will be handled directly by OneBeacon by the end of 2003.

        In addition, OneBeacon uses TPAs for certain other claims, especially those businesses in run-off. Additionally, NICO is handling the claims processing for claims ceded under the NICO Cover under a TPA agreement. OneBeacon's claims staff performs on-site claim audits of its TPAs to ensure the propriety of the controls and processes over claims serviced by the TPA on behalf of OneBeacon.

  Terrorism

        On November 26, 2002, President Bush signed the Terrorism Risk Insurance Act (the "Terrorism Act") establishing a federal "backstop" for commercial property and casualty losses, including workers compensation, resulting from acts of terrorism by or on behalf of any foreign person or foreign interest. The Terrorism Act requires primary commercial insurers to make terrorism coverage available immediately and provides Federal protection above individual company retention and aggregate industry retention levels. OneBeacon estimates its individual retention level for commercial policies subject to the Terrorism Act to be approximately $100 million in 2003.

        Aggregate industry retention levels are $10.0 billion from the date the Terrorism Act was enacted through December 31, 2003, $12.5 billion for 2004 and $15.0 billion for 2005. The Federal government will pay 90% of covered terrorism losses that exceed either OneBeacon's or the industry's retention levels up to $100.0 billion. The Terrorism Act is in effect until December 31, 2004, and may be renewed by executive action for another year. Should the Terrorism Act be renewed on December 31, 2004, it will expire on December 31, 2005. The Terrorism Act does not require the Federal Government to cover any losses resulting from events that are not certified pursuant to the act (e.g. acts of domestic terrorism, such as the Oklahoma City bombing). OneBeacon's current property and casualty catastrophe reinsurance programs provide coverage for "non-certified" events, provided such losses are not the result of a nuclear, biological or chemical attack.

        OneBeacon closely monitors its concentration of risk by geographic area and primarily writes small commercial and personal lines business, under which the insureds are unlikely to be direct targets of terrorism. During 2002, OneBeacon aggressively reduced its terrorism exposure in its commercial lines business in the largest metropolitan areas in which it writes insurance. In the workers compensation line, total covered lives in the ten largest metropolitan areas were reduced 60% from May 31, 2002 (the first date for which OneBeacon accumulated such data) to December 31, 2002, and total insured property values were reduced 52% from December 31, 2001 to December 31, 2002. Total insured property values in New York City were reduced 84% from May 31, 2002 to December 31, 2002. As a result, OneBeacon believes its exposure to losses from future terrorist attacks has been reduced. Nonetheless, risks insured by OneBeacon, including those required to be covered by the Terrorism Act, remain exposed to future terrorist attacks. Furthermore, we will not receive any Federal coverage for the terrorism risks which we insure but which are not certified pursuant to the Terrorism Act. As a result, the possibility remains that any future terrorist losses could prove to be material to our future financial position and our cash flows.

Reinsurance

        We conduct our reinsurance operations through Folksamerica, Fund American Re, WMU and our 21% equity interest (on a fully converted basis) in Montpelier.

  Folksamerica

        Folksamerica, through its wholly owned subsidiary, Folksamerica Reinsurance Company (a New York-domiciled reinsurance company), is a multi-line, broker-market reinsurer which provides reinsurance to insurers of property, casualty, accident and health and marine risks primarily in the United States, Canada, Continental Europe, Latin America, the Caribbean and Japan. Folksamerica became a wholly-owned subsidiary of our company during 1998. At December 31, 2002 and December 31, 2001, Folksamerica had $3.4 billion and $3.2 billion of total assets and $976.4 million and $901.7 million of shareholder's equity, respectively. Folksamerica's total assets and shareholder's equity include the International American Group and Esurance.

        Folksamerica writes both treaty and facultative reinsurance. The majority of Folksamerica's premiums are derived from treaty reinsurance contracts both on an excess of loss and quota share basis, which in 2002 amounted to 39.0% and 54.7% of its total gross earned premiums, respectively. A quota share reinsurance treaty is an arrangement whereby a reinsurer assumes a predetermined proportional share of the premiums and losses generated on specified business. An excess of loss treaty is an arrangement whereby a reinsurer assumes losses that exceed the retention of loss by the ceding company, as provided by the contract.

        Folksamerica derives its business from a broad spectrum of ceding insurers including national, regional, specialty and excess and surplus lines writers. Folksamerica determines which risks it accepts based on the anticipated underwriting results of the transaction, which are evaluated on a variety of factors including the quality of the reinsured, the attractiveness of the reinsured's insurance rates and policy conditions and the adequacy of the proposed reinsurance terms.

        Folksamerica commenced writing reinsurance coverage in 1980 as one of a host of newly formed, foreign-owned reinsurers capitalized with minimal surplus. In 1991, recognizing that surplus size would become an increasingly important business issue, Folksamerica launched an aggressive strategy to increase its resources and capacity through the acquisition of select broker-market reinsurance and property and casualty insurance companies. Since 1991, Folksamerica has acquired eight other reinsurers. These acquisitions have served to raise Folksamerica's surplus and asset base, broaden its skill set and contribute a number of important business relationships. Folksamerica's acquisition strategy is to seek fundamentally sound companies whose owners are no longer committed to the business. In these cases, the owner's lack of interest in its specific operations which are available for sale have had more to do with difficulties experienced by the owner in its core business rather than problems with the operations being sold. Folksamerica's more recent acquisitions included USF Re Insurance Co. in 1999, PCA Property & Casualty Insurance Company in 2000, substantially all the reinsurance operations of Risk Capital Reinsurance Company in 2000, C-F Insurance Company in 2001 and Imperial Casualty and Indemnity Insurance Company in 2002. Folksamerica will continue to seek additional insurance and reinsurance acquisitions in the future.

        In December 2001, Folksamerica received a $400.0 million cash capital contribution from OneBeacon that was provided to increase Folksamerica's capacity to capitalize on improved pricing trends which accelerated after the terrorist attacks of September 11, 2001 (the "Attacks"). As a result, Folksamerica is now among the largest U.S.-domiciled property and casualty reinsurers as measured by statutory surplus.

  Classes of Business

        Folksamerica writes three main classes of reinsurance: liability reinsurance, property reinsurance and accident and health reinsurance. Folksamerica's net written premiums by class of business for the years ended December 31, 2002, 2001 and 2000 were as follows:

	Year Ended December 31,
	2002		2001		2000
	$	%	$	%	$	%
	($ in millions)
Liability	$381.6	56.2%	$310.6	67.6%	$208.4	62.7%
Property	205.3	30.2	93.5	20.4	91.6	27.5
Accident and Health	68.1	10.0	25.1	5.5	26.4	7.9
Other	23.7	3.5	29.7	6.5	6.2	1.9

Total	$678.7	100%	$458.9	100%	$332.6	100%

  Marketing

        Folksamerica obtains most of its reinsurance business either directly through brokers who represent the ceding company or indirectly through placements recommended by WMU. Folksamerica considers both the broker and the ceding company its clients in any placement. Much of Folksamerica's business is conducted with ceding companies and their management with whom Folksamerica has developed strong business relationships over a long period of time. The process of placing a brokered reinsurance program typically begins when a ceding company enlists the aid of a reinsurance broker in structuring a reinsurance program. Often the ceding company and the broker will consult with one or more lead reinsurers as to the pricing and contract terms for the reinsurance protection being sought. Once the ceding company has approved the terms quoted by the lead reinsurer, the broker will offer participation to qualified reinsurers until the program is fully subscribed by reinsurers at terms agreed to by all parties.

        During the years ended December 31, 2002 and 2001, Folksamerica received approximately 57.0% and 54.4%, respectively, of its gross reinsurance written premiums from three major reinsurance brokers as follows: (1) AON Re, Inc.—28.2% and 21.3%, respectively; (2) Benfield Blanch—13.5% and 17.2%, respectively; and (3) Guy Carpenter—15.3% and 15.9%, respectively. During the same periods, Folksamerica received no more than 10% of its gross reinsurance premiums from any individual ceding company. Folksamerica was a lead or co-lead reinsurer on approximately 80% of its reinsurance arrangements in 2002.

        Folksamerica pays ceding companies a ceding commission under most quota share reinsurance treaties and some excess of loss reinsurance treaties. The ceding commission is generally based on the ceding company's cost of acquiring the business being reinsured (commissions, premium taxes and certain miscellaneous expenses). Additionally, Folksamerica pays reinsurance brokers commissions based on negotiated percentages of the premiums it writes. These commissions paid to ceding companies and brokers average approximately 5% of premiums and constitute a significant portion of Folksamerica's total acquisition costs and are included in its underwriting expenses.

  Underwriting and Pricing

        Folksamerica's underwriters and pricing actuaries perform a comprehensive review of the underwriting, pricing, claims handling and general business controls of potential clients before quoting a price for its reinsurance products. Folksamerica prices its products by assessing the desired return on the capital determined to be needed to write a given contract and by estimating future losses and LAE costs and investment income to be earned on net cash flow from the contract. Folksamerica will only accept contracts with a high likelihood of generating acceptable returns on equity. Folksamerica's pricing indications are based on a number of underwriting factors including historical results, analysis of exposure and estimates of future loss costs, a review of other programs displaying similar exposure characteristics, the primary insurer's underwriting and claims experience and the primary insurer's financial condition. Folksamerica's underwriters perform regular underwriting audits to monitor the ceding company's pricing discipline. Additionally, Folksamerica's finance staff reviews the financial stability and creditworthiness of current ceding companies. Such reviews provide important input to support renewal discussions.

        Folksamerica and other reinsurance companies have sought to mitigate the risk associated with future terrorist attacks in a similar manner as primary insurers. Since the Attacks, reinsurers have attained significant price increases across all lines of reinsurance in response to greater perceived policy exposures. Regulations regarding permitted policy exclusions applicable to reinsurance contracts are often less stringent than those imposed upon primary insurers. For example, the Terrorism Act is not applicable to reinsurers. As a result, exclusions are more often dictated by the marketplace than by regulation. Folksamerica's reinsurance contracts on commercial risks written subsequent to the Attacks contain clauses which exclude terrorist exposure. Reinsurance contracts on personal risks written subsequent to the Attacks may cover terrorist events but generally contain exclusions related to nuclear, biological and chemical attacks.

  Claims

        Folksamerica maintains a staff of experienced reinsurance claim specialists that work closely with reinsurance intermediaries to obtain specific claims information from its customers. Folksamerica's claims staff also regularly perform on-site claim reviews to assess and improve the reinsured's claim-handling ability and reserving techniques. In addition, Folksamerica's claim specialists review loss information provided by the reinsured for adequacy. The results of Folksamerica's on-site claim reviews are shared with its actuaries and underwriters to ensure that they are making the correct assumptions in pricing its products and that all relevant information is used in establishing loss reserves.

  Other Operations

        Fund American Re is commercially domiciled in Bermuda but maintains its executive office and an operating branch in Stockholm, Sweden, and operates through an additional branch in Singapore. Fund American Re principally writes property, liability, transportation and hail and crop reinsurance for insurance companies based in the United States and in Europe. At December 31, 2002 and 2001, Fund American Re had $149.9 million and $126.3 million of total assets, respectively, and $58.1 million and $63.9 million of shareholder's equity, respectively. Fund American Re wrote $62.5 million in net premiums during the year ended December 31, 2002.

        WMU is an Ireland-domiciled underwriting adviser specializing in international property excess reinsurance. WMU receives management fees and a profit commission on business placed with both Folksamerica and a third party. During 2002, WMU placed $120.2 million and $40.4 million of written premiums and recorded $35.7 million and $8.2 million of management fees and profit commissions from the third party and Folksamerica, respectively.

        Montpelier Re is a Bermuda-domiciled insurance and reinsurance company that has initially focused on property reinsurance business. Montpelier's net written premiums totaled $565.9 million and its net income was $152.0 million in 2002, its first full year of operations. Montpelier's total assets as of December 31, 2002 and 2001 were $1.8 billion and $1.0 billion and its shareholders' equity was $1.3 billion and $860.7 million.

Investments

        The investment portfolios of our insurance and reinsurance operations consist primarily of fixed maturity investments as well as short-term investments, common equity securities and other investments. At December 31, 2002, our consolidated investment portfolio consisted of $6,669.1 million (75%) of fixed maturity investments, $1,790.6 million (20%) of short-term investments and $439.7 million (5%) of common equity securities and other investments. At March 31, 2003, our consolidated investment portfolio consisted of $6,494.4 million (73%) of fixed maturity investments, $1,937.0 (22%) of short-term investments and $438.6 (5%) of common equity securities and other investments.

        Our fixed maturity portfolios are comprised primarily of investment grade corporate debt securities (49% of our fixed maturity portfolios at December 31, 2002), U.S. government and agency securities (32%) and mortgage-backed securities (14%) (greater than 99% of such securities received a rating from the National Association of Insurance Commissioners of 1 or 2). Preferred equity securities, foreign government obligations and municipal bonds constituted 5% of our portfolio at December 31, 2002. Nearly all the fixed maturity securities that we currently hold are publicly traded. We expect to continue to invest primarily in high quality fixed maturity investments.

        Our investment philosophy is to invest all assets with a view towards maximizing our after-tax total return over extended periods of time. Under this approach, each dollar of after-tax investment income, realized and unrealized gains and losses is valued equally. Our overall fixed maturity investment strategy is to purchase securities that are attractively priced in relation to perceived credit risks. We generally manage the interest rate risk associated with holding fixed maturity investments by actively monitoring and maintaining the average duration of the portfolio with a view towards achieving an adequate after-tax total return without subjecting the portfolio to an unreasonable level of interest rate risk. At March 31, 2003, the duration of our fixed maturity portfolio, including short-term investments, was approximately 3.4 years.

        During 2002 and into the first quarter of 2003, we began to purchase a modest amount of common equity securities and convertible securities, primarily in the financial and energy industries. Our management believes that prudent levels of investments in common equity securities and other investments within our investment portfolio are likely to enhance after-tax total returns without significantly increasing the risk profile of the portfolio when considered over long periods of time and balanced with leverage and insurance risk considerations.

DESCRIPTION OF OTHER OBLIGATIONS

        The following summary of our other obligations does not purport to be complete and is qualified by reference to the definitive documentation for such obligations.

Fund American Credit Facility

  General

        In connection with the acquisition of OneBeacon, a credit facility was provided by a syndicate of banks, financial institutions and other entities, with Fund American Companies, Inc. as the borrower, Lehman Brothers Inc. as the advisor, lead arranger and book manager, Fleet National Bank as the syndication agent, Bank of America, N.A., as documentation agent, and Lehman Commercial Paper Inc. as the administrative agent. This credit facility was amended and restated on October 31, 2002.

        The amended and restated credit facility is comprised of three term loan facilities and a revolving credit facility. The term loan facilities are comprised of an $85.0 million Tranche A Loan maturing March 2006, a $394.0 million Tranche B Loan maturing March 2007 and a $143.8 million Tranche C Loan maturing March 2007. The revolving credit facility provides for revolving credit loans of up to $175.0 million, including up to $25.0 million available for the issuance of letters of credit. The revolving credit facility matures on June 1, 2006.

  Interest Rate, Fees

        All borrowings under the credit facility bear interest, at Fund American's election, at a rate per annum equal to either: (a) the base rate (generally, the higher of (x) the prime lending rate of the British Banking Association and (y) the Federal funds effective rate as published by the Federal Reserve Bank of New York plus 0.50%) plus (i) 0.50% to 1.75%, in the case of the revolving credit facility and the Tranche A Loan, and (ii) 1.625% to 2.625%, in the case of the Tranche B and Tranche C Loans, or (b) the eurodollar rate (the rate based on a formula relating to the rate for dollar deposits in the interbank eurodollar market for a given interest period) plus (i) 1.50% to 2.75%, in the case of the revolving credit facility and the Tranche A Loan, and (ii) 2.625% to 3.625%, in the case of the Tranche B and Tranche C Loans.

        A commitment fee calculated at a rate of between 0.25% and 0.375% per annum is payable on the average daily unused portion of the revolving credit facility.

  Interest Rate Swaps

        Fund American entered into a series of interest rate swaps with large financial institutions that were undertaken to achieve a fixed interest rate on the term loans under the credit facility. The interest rate swaps consist of a $200.0 million notional contract that was executed in June 2001, which is indexed to a 6.050% ten-year rate, a $200.0 million notional contract that was executed in September 2001, which is indexed to a 3.955% three-year rate, and $100.0 million and $200.0 million notional contracts that were executed in October 2001, which are indexed to a 3.825% three-year rate.

        Pursuant to Statement of Financial Accounting Standard ("SFAS") No. 133, the interest rate swap investments are carried at fair value on our balance sheet with changes in their fair value reported directly through the income statement as realized gains or losses as the swap investments do not satisfy the criteria for hedge accounting under SFAS No. 133.

  Repayment, Prepayments

        The Tranche A Loan, Tranche B Loan and Tranche C Loan are repaid quarterly in amounts equal to a specified percentage rate multiplied by the principal amount borrowed.

        The term loans may be prepaid at any time without premium or penalty.

        The credit facilities are subject to mandatory prepayments with (i) 50% of the net proceeds in excess of $5.0 million from certain equity issuances and (ii) 100% of the net proceeds in excess of $10.0 million from certain assets sales.

  Guarantees, Security

        The obligations of Fund American in respect of the credit facility are unconditionally guaranteed by OneBeacon, each of its subsidiaries (other than insurance company subsidiaries, certain foreign subsidiaries, and A.W.G. Dewar) and Fund American Enterprises Holdings, Inc. ("Enterprises").

        The obligations of Fund American and each guarantor in respect of the credit facility are secured by a perfected first priority security interest in all their assets including the capital stock of their non- insurance company subsidiaries (other than A.W.G. Dewar) and each of their first-tier insurance company subsidiaries.

  Certain Covenants

        The credit facility contains affirmative covenants which include:

  •
  reporting requirements;

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  conduct of business and compliance with laws; and

  •
  requirements to maintain properties and insurance.

        The credit facility also contains negative covenants that restrict the ability to:

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  incur indebtedness and issue preferred stock;

  •
  incur liens;

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  engage in mergers, acquisitions, consolidations and asset sales;

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  declare dividends or redeem or repurchase capital stock;

  •
  make investments;

  •
  make payments in respect of, or modify the terms of, subordinated indebtedness and other debt instruments; and

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  transact with affiliates.

        In addition, the credit facility requires compliance with various financial covenants, including minimum interest coverage ratio, maximum leverage ratio, minimum net worth and statutory surplus and a minimum risk-based capital ratio.

  Events of Default

        The credit facility contains customary events of default including payment defaults, breaches of representations and warranties, covenant defaults, cross-default to certain other indebtedness, bankruptcy and insolvency events, ERISA violations, material judgments, invalidity of any guarantee or security document and a change of control.

Fund American Preferred Stock

        In connection with the acquisition of OneBeacon, Fund American issued and sold $300.0 million face value of 300,000 shares of Series A Preferred Stock, par value $1.00 per share ("Fund American Preferred Stock"), to Berkshire Hathaway, Inc. ("Berkshire"). The purchase price paid by Berkshire was $225 million. The Fund American Preferred Stock pays cumulative dividends at a rate of 2.35475% per quarter on March 31, June 30, September 30 and December 31 of each year. If any dividend is not paid, Fund American is prohibited from paying any dividends or making any distributions on or redeeming or otherwise purchasing any stock junior to the Fund American Preferred Stock ("Junior Stock") until all such dividends are paid. The Certificate of Designations for the Fund American Preferred Stock places certain restrictions on Fund American's ability to pay dividends or make distributions or repurchase any Junior Stock or make any loan to or guarantee any indebtedness of White Mountains or any subsidiary of White Mountains that is not a subsidiary of Fund American.

        If Fund American's dividend payments are no longer eligible for the dividends received deduction or the dividends are treated as extraordinary, in each case pursuant to the Internal Revenue Code, Fund American will reimburse the holder of the Fund American Preferred Stock for the additional taxes, interest and penalties due to the loss of all or a portion of the deduction or the treatment of such dividends as extraordinary.

        The holders of the Fund American Preferred Stock will not be entitled to any voting rights other than those provided in Fund American's certificate of incorporation or as required by law. However, the consent of the holders of two-thirds of the Fund American Preferred Stock is required to amend, alter or repeal Fund American's certificate of incorporation or the certificate of designation relating to the Fund American Preferred Stock. In addition, subject to certain exceptions, as long as any shares of Fund American Preferred Stock are outstanding, Fund American will not declare or pay any dividend or distribution on or repurchase any stock junior to the Fund American Preferred Stock, or make any loan to, or guarantee any indebtedness of, White Mountains or any subsidiary of White Mountains that is intermediate between White Mountains and Fund American, without the consent of the holders of a majority of the Fund American Preferred Stock.

        Fund American must redeem the Fund American Preferred Stock on May 31, 2008, at a redemption price of $1,000 per share plus accrued and unpaid dividends to the date of payment.

        In the event of any liquidation, dissolution or winding up of Fund American, the holders of the Fund American Preferred Stock will be entitled to receive a liquidation preference amount of $1,000 per share plus accrued and unpaid dividends to the date of payment.

        During 2002 and 2001, Fund American declared and paid dividends of $28.2 million and $16.4 million, respectively, on the Fund American Preferred Stock and recorded $10.6 million and $5.1 million, respectively, of related accretion charges.

Fund American Enterprises Preferred Stock

        On June 1, 2001, Fund American Enterprises Holdings, Inc. ("Fund American Enterprises"), a wholly owned subsidiary of White Mountains and immediate parent of Fund American, issued and sold for $20.0 million 20,000 shares of Series A Preferred Stock, par value $1.00 per share ("Fund American Enterprises Preferred Stock"), to Zenith Insurance Company ("Zenith"). The Fund American Enterprises Preferred Stock pays cumulative dividends at a rate of (i) on or prior to June 30, 2007, 10% per annum, and (ii) after June 30, 2007, 14% per annum. Dividends are payable in arrears quarterly on March 31, June 30, September 30 and December 31 of each year. If Fund American Enterprises fails to pay a dividend when due or if the Fund American Enterprises Preferred Stock does not meet specific rating criteria of, and is valued below $950 per share by, the National Association of Insurance Commissioners, the dividend rate shall increase by 0.50% per annum each quarterly period to a maximum of 18%. The dividend rate shall decrease to the applicable rate once all accrued dividends are paid in full or, in the case that the stock meets the specific rating criteria and valuation, the dividend rate will decrease by 0.50% per annum each quarter to a minimum of the applicable dividend rate.

        Subject to specific exceptions, in the event that Fund American Enterprises' dividend payments are no longer eligible for the dividends received deduction, the deduction percentage is reduced, or the dividends are treated as extraordinary, in each case pursuant to the Internal Revenue Code, Fund American Enterprises will reimburse the holder of the Fund American Enterprises Preferred Stock or adjust the dividend rate for the additional taxes, interest and penalties due to the loss of all or a portion of the deduction or the treatment of such dividends as extraordinary, as applicable. In the event that the deduction percentage is reduced due to an amendment of the Internal Revenue Code, Fund American Enterprises will only adjust the dividend rate to compensate for reductions in the deduction percentage between 70% and 50%. If the deduction percentage is reduced to below 50%, Fund American Enterprises will only adjust the dividend rate to the level to which the dividend rate would have been adjusted had the deduction percentage been reduced to 50%.

        The holders of the Fund American Enterprises Preferred Stock will not be entitled to any voting rights other than those provided in Fund American Enterprises' certificate of incorporation or as required by law. However, the consent of the holders of two-thirds of the Fund American Enterprises Preferred Stock is required (1) to amend, alter or repeal Fund American Enterprises' certificate of incorporation or the certificate of designation relating to the Fund American Enterprises Preferred Stock, (2) for certain mergers, consolidations or sale of all or substantially all of Fund American Enterprises' assets, (3) the liquidation or dissolution of Fund American Enterprises and (4) any issuance or authorization of a class of capital stock that ranks senior to the Fund American Enterprises Preferred Stock. Additionally, if Fund American Enterprises fails to declare and pay dividends on the Fund American Enterprises Preferred Stock in an amount equal to six quarterly payments, the holders of a majority of the then outstanding stock will have the exclusive right to nominate and elect two members to the Board of Directors of Fund American Enterprises.

        Fund American Enterprises must redeem the Fund American Enterprises Preferred Stock on May 31, 2011 or promptly following any time at which its consolidated net worth becomes less than $200.0 million. At any time on or after June 30, 2007, Fund American Enterprises may, at its sole option, redeem all or a portion of the Fund American Enterprises Preferred Stock. In each case, the redemption price shall be $1,000 per share plus accrued and unpaid dividends to the redemption date. A change of control of Fund American Enterprises would require the payment of the redemption price.

        In the event of any liquidation, dissolution or winding up of Fund American Enterprises, the holders of the Fund American Enterprises Preferred Stock will be entitled to receive a liquidation preference amount of $1,000 per share plus accrued and unpaid dividends to the date of payment.

        During 2002 and 2001, Fund American Enterprises declared and paid dividends of $2.1 million and $1.7 million, respectively, on the Fund American Enterprises Preferred Stock.

Convertible Preference Shares

        On October 24, 2002, investment funds managed by Franklin Mutual Advisers, LLC, existing shareholders of White Mountains, purchased 677,966 convertible preference shares of the Company at a price of $200.0 million ($295.00 per share), which had the effect of increasing the Franklin Mutual-managed investment funds' ownership in White Mountains from 12% to 17% on a fully converted basis. The convertible preference shares bear an annual dividend of $2.95 per share, payable in installments on June 30 and December 31, and will be repurchased and cancelled by the Company in consideration of 677,966 Common Shares upon approval by shareholders. White Mountains is seeking shareholder approval at its 2003 Annual Meeting. If shareholder approval has not been obtained prior to March 31, 2005, each holder of convertible preference shares will thereafter have the right to require the Company to repurchase for cash the convertible preference shares on an "as converted" basis at the then-current market price of a Common Share. This requires the convertible preference shares to be marked-to-market, (i.e., redemption value) until they are converted to shareholders' equity. This resulted in a $19.0 million charge to retained earnings during 2002, with an offsetting increase to paid-in surplus. During 2002, White Mountains declared and paid dividends of $0.4 million on the convertible preference shares.

        On June 1, 2001, in connection with the OneBeacon acquisition, a small group of private investors purchased 2,184,583 convertible preference shares for $437.6 million. Upon approval by shareholders at the 2001 Annual Meeting, the convertible preference shares were repurchased and cancelled in consideration of 2,184,583 Common Shares. This required the convertible preference shares to be marked-to-market, (i.e., redemption value) until the date the convertible preference shares were converted to shareholders' equity, which occurred on August 23, 2001. This resulted in a $305.1 million charge to retained earnings, with an offsetting increase to paid-in surplus. During 2001, the Company declared and paid dividends of $0.3 million on the convertible preference shares.

Berkshire Warrants

        On June 1, 2001, Berkshire purchased Warrants from the Company for $75.0 million in cash. Through the Warrants, at December 31, 2002, Berkshire has the right to acquire 1,724,200 Common Shares at an exercise price of $173.99 per Common Share, which represented approximately 16.1% of the total outstanding Common Shares on a fully-converted basis. The Warrants have a term of seven years from the date of issuance although the Company has the right to call the Warrants for $60.0 million in cash commencing on the fourth anniversary of their issuance.

Other Material Obligations

        There are no provisions within White Mountains' leasing agreements that would trigger acceleration of future lease payments. White Mountains does not finance its operations through the securitization of its trade receivables, through special purpose entities or through synthetic leases. Further, White Mountains has not entered into any arrangement requiring it to guarantee payment of third party debt or to fund losses of an unconsolidated special purpose entity.

        In June 1999, White Mountains sold VGI to Unitrin, Inc. ("Unitrin") (the "VGI Sale"). As part of the VGI Sale, White Mountains provided Unitrin with adverse loss development protection of up to $50.0 million on loss reserves sold to Unitrin. Unitrin has made a demand for the full $50.0 million.

DESCRIPTION OF THE NOTES

        The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the heading "Description of Debt Securities" in the accompanying prospectus. If the descriptions are inconsistent, the information in this prospectus supplement replaces the information in the accompanying prospectus. Capitalized terms used in this prospectus supplement that are not otherwise defined will have the meanings given to them in the accompanying prospectus. The following statements with respect to the notes are summaries of the provisions of the notes and the indenture. We urge you to read the documents in their entirety because they, and not this description will define your rights as holders of the notes.

        The notes will be issued under an indenture, dated as of May    , 2003, as supplemented by a supplemental indenture dated as of May    , 2003, among Fund American, White Mountains, as guarantor, and Bank One, National Association, as trustee. References to the indenture in this section will mean the indenture as so supplemented. The original indenture is filed as an exhibit to the registration statement of which the accompanying prospectus forms a part, and we will file copies of the Indenture as executed and of the supplemental indenture as exhibits to a Current Report on Form 8-K, which will be incorporated by reference in the accompanying prospectus.

General

        Each of the two series of notes offered by this prospectus supplement is a series of senior debt securities described in the accompanying prospectus. There is no limit on the aggregate principal amount of notes of either series that we may issue, provided that the aggregate principal amount of both series of notes does not exceed $1.0 billion.

        The        % Senior Notes will initially be limited to $                  aggregate principal amount, will bear interest at        % per annum and will mature on                 , 20    and the        % Senior Notes will mature on                , 20    . Interest will accrue on the notes from                , 2003.

        Interest on the notes will be payable semi-annually in arrears on            and            of each year, commencing            , 2003, to the persons in whose names the notes are registered at the close of business on the preceding            or            , as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        The notes will not be entitled to any sinking fund.

Further Issues

        Fund American may from time to time without the consent of the holders of the applicable series of notes, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as either series of notes except for the issue price and issue date and, in some cases, the first interest payment date. Any additional debt securities of a series having such similar terms will, together with the notes of such series offered hereby, constitute a single class of notes under the indenture, and as such will vote together on matters under the indenture. No additional notes of a series may be issued if an Event of Default has occurred and is continuing with respect to the notes of such series.

White Mountains Guarantee

        White Mountains will irrevocably and unconditionally guarantee to each holder of notes the due and punctual payment of the principal of, and any premium and any interest on, those notes, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. White Mountains has:

  •
  agreed that its obligations under the guarantee, upon the occurrence and continuance of an event of default with respect to any guaranteed notes, will be as if it were principal obligor and not merely surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of guaranteed notes or the applicable indenture, and

  •
  waived its right to require the trustee or the holders of notes to pursue or exhaust their legal or equitable remedies against Fund American prior to exercising their rights under the guarantee.

Ranking of the Notes and Notes Guarantee

        The notes will be the senior unsecured obligations of Fund American and will rank equally in right of payment with all of Fund American's other senior indebtedness from time to time outstanding. The notes will rank senior to any subordinated indebtedness. The notes guarantee will be the senior unsecured obligations of White Mountains and will rank equally in right of payment with all of White Mountains' other senior indebtedness from time to time outstanding. The notes guarantee will rank senior to any subordinated indebtedness. The only significant assets of Fund American and White Mountains are the capital stock of their respective subsidiaries, and the notes will not be guaranteed by any of those subsidiaries. As a result, the notes and notes guarantee will be structurally subordinated to all the existing and future debt, preferred stock and other liabilities of White Mountains' subsidiaries other than Fund American (but including Fund American's subsidiaries), as the case may be, including claims of secured creditors and creditors holding debt and guarantees issued by the subsidiaries, and claims of preferred and minority stockholders of the subsidiaries. One of the claims structurally senior to the notes and the note guarantees is the credit facility guaranteed by OneBeacon and certain of its subsidiaries (other than insurance company subsidiaries, certain foreign subsidiaries and A.W.G. Dewar, Inc.) and Fund American Enterprises, and secured by substantially all of the assets of Fund American and the guarantors, including the capital stock of Fund American and each guarantor's non-insurance company subsidiaries (other than A.W.G. Dewar, Inc.) and each first-tier insurance company subsidiary. As of March 31, 2003, after giving effect to the offering of the notes and the application of the proceeds, Fund American would have had $          million of indebtedness outstanding under the revolving credit facility, which is secured by the capital stock of those subsidiaries mentioned above. The total indebtedness of our subsidiaries would have been approximately $          million, including $          million borrowed under the revolving credit facility and $41 million of other debt, all of which are structurally senior to the notes and notes guarantee. In addition, another subsidiary of White Mountains has issued $20 million of preferred stock that is structurally senior to the notes guarantee. Although the indenture limits the incurrence of liens on any stock of any subsidiary and prohibits sale and leaseback transactions by any subsidiary, these limitations are subject to a number of significant exceptions. Moreover, the indenture does not limit the subsidiaries' incurrence of other indebtedness, and the indenture permits liens on our and our subsidiaries' assets to secure (i) a total of up to $175 million of Bank Debt (as defined in the indenture) and (ii) any other debt not to exceed 10% of the total consolidated stockholders' equity of White Mountains. Such Bank Debt and such other debt would have priority over the notes and the notes guarantee to the extent of the value of the assets securing such Bank Debt and such other debt, and any future subsidiary debt, whether or not secured, would have priority over the notes and the notes guarantee.

Holding Company Structure

        Fund American and White Mountains are both holding companies with no direct operations, and their only significant assets are the capital stock of their subsidiaries. Our ability to satisfy our obligations relies in large part on the dividend paying ability of our property and casualty insurance subsidiaries. For more information, please refer to "Risk Factors—Because White Mountains and Fund American are holding companies, they are dependent on dividends and payments from their respective subsidiaries to make payments on their debt".

Optional Redemption

        Fund American may redeem any series of notes at any time, in whole or in part, at a "make-whole" redemption price equal to the greater of (1) the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus         basis points with respect to each series of notes, plus in each case accrued interest to the redemption date.

        "Treasury Rate" means, for any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such notes.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by Fund American after consultation with the trustee.

        "Comparable Treasury Price" means, for any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

        "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the redemption date for the relevant series of notes being redeemed.

        "Reference Treasury Dealer" means (1) each of Lehman Brothers Inc.,                         and                         and, in each case, their respective successors; provided, however, that if any of them ceases to be a primary U.S. Government securities dealer in New York City, Fund American will appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by Fund American.

        If Fund American elects to redeem less than all of the notes of any series, and such notes are at the time represented by a global security, then the depositary will reduce the principal of the global security by an amount equal to the portion thereof to be redeemed. If Fund American elects to redeem less than all of the notes of any series, and such notes are not represented by a global security, then the trustee will select the particular notes to be redeemed in a manner it deems appropriate and fair.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the notes to be redeemed. Unless Fund American defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such notes or the portions called for redemption. See "Notices" on page S-40.

Covenants

        The indenture does not contain any provisions that will restrict us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, or from paying dividends or making other distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture does not contain any provision which would require that we repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving us that may adversely affect the creditworthiness of the notes.

        The following covenants will apply to White Mountains and Fund American with respect to the notes. In addition, the provisions under "Description of Debt Securities—Amalgamation, Consolidation, Merger and Sale of Assets" in the accompanying prospectus will apply to White Mountains and Fund American with respect to the notes.

  Limitations on Liens

        White Mountains and Fund American will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on any stock or indebtedness of a subsidiary or property of White Mountains, Fund American or any subsidiary, to secure any debt of White Mountains, Fund American or any subsidiary or any other person, or permit any subsidiary to do so, without securing the notes equally and ratably with such debt for so long as such debt shall be so secured, subject to certain exceptions. Exceptions include:

  •
  existing liens, including the existing pledge of the capital stock of substantially all of our operating subsidiaries pursuant to the credit facility, and including additional liens to secure the obligations under the credit facility, including any extension, renewal or amendment thereof, so long as the amount of such Bank Debt (as defined in the indenture) outstanding from time to time does not exceed $175 million;

  •
  liens on stock or indebtedness of entities at the time they become subsidiaries or existing upon stock or indebtedness of a subsidiary at the time of acquisition of such stock or indebtedness;

  •
  liens upon property of entities existing at the time they become subsidiaries;

  •
  liens existing on properties when acquired, or incurred to finance the purchase price or construction thereof;

  •
  liens to extend, renew or replace any liens referred to above, except as limited above with respect to the credit facility;

  •
  certain liens relating to certain permitted sale and leaseback transactions;

  •
  liens in favor of White Mountains and Fund American or one or more subsidiaries granted by White Mountains and Fund American or a subsidiary to secure any intercompany obligations;

  •
  mechanics', landlords' and similar liens;

  •
  liens arising out of legal proceedings being contested;

  •
  liens for taxes not yet due, or being contested;

  •
  easements and similar liens not impairing the use or value of the property involved;

  •
  pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

  •
  deposits to secure performance of letters of credit, bids, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  •
  any interest or title of a lessor under any lease entered into in the ordinary course of business;

  •
  liens on assets of any subsidiary which is required to be licensed as an insurer or reinsurer (or any subsidiary of such subsidiary) securing (a) indebtedness and preferred stock of such a subsidiary to any other such subsidiary, (b) indebtedness incurred to provide short-term liquidity to facilitate claims payments in the event of catastrophes, (c) indebtedness incurred in the ordinary course of its business or in securing insurance-related obligations (that do not constitute indebtedness) and letters of credit issued for the account of any such subsidiary in the ordinary course of its business or in securing insurance-related obligations (that do not constitute indebtedness) or (d) insurance-related obligations (that do not constitute indebtedness); and

  •
  liens otherwise prohibited by this covenant, securing indebtedness, if the aggregate amount of all debt then outstanding secured by such lien and all similar liens (excluding liens otherwise permitted under the indenture) does not exceed 10% of the total consolidated stockholders' equity of White Mountains.

  Limitation on Sale and Leasebacks

        White Mountains and Fund American will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which White Mountains, Fund American or any subsidiary leases any property that has been or is to be sold or transferred by White Mountains, Fund American or the subsidiary to such person (a "sale and leaseback transaction"), except that a sale and leaseback transaction is permitted if White Mountains, Fund American or such subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined under the provisions described in "Limitation on Liens" above.

        In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in "Limitations on Liens" above include:

  •
  leases for a term, including renewals at the option of the lessee, of not more than three years;

  •
  leases between White Mountains or Fund American and a subsidiary or between subsidiaries; and

  •
  leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Events of Default

        The events of default provisions of the indenture, as summarized below, will apply to White Mountains and Fund American with respect to the notes. You should refer to the description of the events of default and the related remedies of the holders of the notes and the trustee under

"Description of Debt Securities—Events of Default; Waiver and Notice of Default; Debt Securities in Foreign Currencies" in the accompanying prospectus.

        An event of default when used in the indenture will mean any of the following with respect to the notes:

  •
  default for 30 days in payment of any interest;

  •
  default in payment of principal of or any premium at maturity;

  •
  default by White Mountains or Fund American in the performance of any other covenant or warranty contained in the indenture which has not been remedied for a period of 60 days after notice is given; or

  •
  events of White Mountains' or Fund American's bankruptcy, insolvency and reorganization.

        An event of default under the indenture with respect to the notes will also occur if a default under the terms of any instrument evidencing or securing indebtedness of White Mountains, Fund American or any of their respective subsidiaries results in the acceleration of the payment of such indebtedness or constitutes the failure to pay the principal of such indebtedness when due (after the expiration of any applicable grace period) and, in each case, the total amount of such indebtedness has an outstanding aggregate principal amount greater than $25 million.

Defeasance

        The discharge, defeasance and covenant defeasance provisions of the indenture described under "Description of Debt Securities—Satisfaction and Discharge of the Indentures; Defeasance" in the accompanying prospectus will apply to the notes.

Notices

        We will mail notices to the addresses of the holders of the notes that are shown on the register for the notes.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with the laws of the State of New York.

The Trustee; Paying Agent and Registrar

        Bank One, National Association, is the trustee under the indenture. The trustee and its affiliates also perform certain commercial banking services for us and may serve as trustee pursuant to indentures and other instruments entered into by us or trusts established by us in connection with future issues of securities, for which they receive customary fees. The trustee will also be the paying agent and registrar for the notes.

Book-Entry; Delivery and Form

        The notes will be offered and sold only in principal amounts of $1,000 and integral multiples of $1,000 and all payments shall be made in U.S. dollars. We will issue the notes in the form of one or more permanent global notes in fully registered, book-entry form, which we refer to as the "global notes". Each global note will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or any successor thereto (the "Depositary"), as depositary, and registered in the name of Cede & Co. (DTC's partnership nominee). Unless and until it is exchanged in whole or in part for notes in definitive form, no global note may be transferred except as a whole by the Depositary to a nominee of such Depositary.

        DTC advises us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a clearing "corporation" within the meaning of the Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates settlement of securities transactions among its Participants, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates.

        "Direct Participants" in DTC include securities brokers and dealers and banks. DTC is owned by members of the financial industry. Access to DTC's book-entry system is also available to others, such as banks, securities brokers and dealers that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

        Purchases of the notes under DTC's book-entry system must be made by or through Direct Participants, which will receive a credit for the notes on the records of DTC. The ownership interest of each actual purchaser of the notes, which we refer to as the "beneficial owner", is in turn to be recorded on the Participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the Direct Participant or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

        To facilitate subsequent transfers, all global notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the global notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes because DTC's records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture. Except as provided below, beneficial owners of interests in the global notes will not be entitled to have book-entry notes represented by the notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the person is not a Participant, on the procedures of the Participants through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, in the event that we request any action of holders of notes or that an owner of a beneficial interest in the notes desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take the action, and the Participants would authorize beneficial owners owning through the Participants to give or to take the action or would otherwise act upon the instructions of beneficial owners.

Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to beneficial owners, will be governed by arrangements among them subject to any statutory or regulatory requirements as may be in effect from time to time.

        Payments of principal of, premium, if any, and interest on the notes will be made to or at the direction of DTC or its nominee in its capacity as the registered holder of the global notes. We will send all required reports and notices solely to DTC as long as DTC is the registered holder of the global notes. Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC's practice is to credit the accounts of the Direct Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the Participants.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources we believe to be reliable and is provided solely as a matter of convenience, but we take no responsibility for the accuracy thereof.

Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between the Depositary Participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

Certificated Notes

        If at any time DTC notifies us that it is unwilling or unable to continue as a depositary for the global notes or DTC is no longer a clearing agency registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, we will appoint a successor depositary with respect to the global notes. If

  •
  we do not appoint a successor depositary for the global notes within 90 days after we receive such notice from DTC or we become aware of such unwillingness, inability or ineligibility, or

  •
  we, in our sole discretion determine that the notes issued in the form of the global notes shall no longer be represented by the global notes,

then, we will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by the global notes upon surrender by or on behalf of DTC or its nominee of the global notes.

        Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

        This section summarizes the material U.S. tax consequences to holders of notes who are Non-U.S. Holders (as defined below). However, the discussion is limited in the following ways:

  •
  The discussion only applies to you if you buy your notes in the initial offering.

  •
  The discussion only applies to you if you hold your notes as capital assets (that is, for investment purposes).

  •
  The discussion does not apply to certain former citizens or residents of the U.S., and will also not apply to you if you are treated as a partnership for U.S. tax purposes, are an individual Non-U.S. Holder who has a "tax home" (as defined in Section 911(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) in the U.S. or otherwise have a special tax status.

  •
  The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of notes. We suggest that you consult your tax advisor about the consequences of holding notes in your particular situation.

  •
  The discussion is based on current law. Changes in the law may change the tax treatment of the notes.

  •
  The discussion does not cover state, local or foreign law.

  •
  We have not requested a ruling from the IRS on the tax consequences of owning the notes. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying notes, we suggest that you consult your tax advisor about the tax consequences of holding the notes in your particular situation.

        A "Non-U.S. Holder" is a beneficial owner of notes that is:

  •
  an individual that is a nonresident alien;

  •
  a corporation—or entity taxable as a corporation for U.S. tax purposes—created under non-U.S. law; or

  •
  an estate or trust that is not taxable in the U.S. on its worldwide income.

        If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding notes, we suggest that you consult your tax advisor.

  Withholding Taxes

        Generally, payments of principal and interest on the notes will not be subject to U.S. withholding taxes.

        However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

  •
  you provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which you hold your notes. The Form W-8BEN contains your name, address and a statement certifying under penalties of perjury that you are the beneficial owner of the notes and that you are not a U.S. person, within the meaning of the Code;

  •
  you hold your notes directly through a "qualified intermediary", and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. person, within the meaning of the Code. A qualified intermediary is a bank, broker or other intermediary that (1) is acting out of a non-U.S. branch or office and (2) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures;

  •
  you are entitled to an exemption from withholding tax on interest under a tax treaty between the United States and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

  •
  the interest income on the notes is effectively connected with the conduct of your trade or business in the United States, and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

        Even if you meet one of the above requirements (other than the fourth), interest paid to you will be subject to withholding tax under any of the following circumstances:

  •
  The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

  •
  The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

  •
  An intermediary through which you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary—or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the notes—the qualified intermediary will not generally forward this information to the withholding agent.

  •
  You own, actually or constructively, 10% or more of the voting stock of Fund American Companies, Inc., are a "controlled foreign corporation" related, directly or indirectly, to Fund American Companies, Inc., or are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

        Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if one of the following conditions applies:

  •
  you hold your notes directly through a qualified intermediary and the applicable procedures are complied with, or

  •
  you provide Form W-8ECI.

        The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of non-U.S. holders of notes, including partnerships, trusts, and other entities treated as pass-through entities for U.S. Federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

  Sale or Retirement of Notes

        If you sell a note or it is redeemed, you will not be subject to Federal income tax on any gain unless:

  •
  the gain is connected with a trade or business that you conduct in the United States;

  •
  you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the note, and certain other conditions are satisfied; or

  •
  the gain represents accrued interest, in which case the rules for interest would apply.

  U.S. Trade or Business

        If you hold your note in connection with a trade or business that you are conducting in the United States:

  •
  any interest on the note, and any gain from disposing of the note, generally will be subject to income tax as if you were a U.S. person, within the meaning of the Code, and

  •
  if you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

  Estate Taxes

        If you are an individual, your notes will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, you do not own 10% or more of Fund American Companies, Inc.'s voting stock and payments on the notes are not connected to a trade or business that you were conducting in the United States.

  Information Reporting and Backup Withholding

        Principal and interest payments you receive will be automatically exempt from backup withholding if you are a Non-U.S. Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you are a U.S. person, within the meaning of the Code. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

        Sale proceeds you receive on a sale of your notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States. In general, you may provide Form W-8BEN to claim an exemption from information reporting and backup withholding. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

        Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is provided to the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

        Each fiduciary of a pension, profit-sharing or other employee benefit plan (an "ERISA Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the ERISA Plans particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans"), from engaging in certain transactions involving "plan assets" of a Plan with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan (together, "Parties in Interest"). For example, if the Company is a Party in Interest with respect to a Plan (either directly or by reason of its ownership of its subsidiaries), the purchase of the notes by or on behalf of the Plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

        U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the notes by or on behalf of a Plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

        Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless the purchase and holding of the notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either (a) it is not a Plan or other Plan Asset Entity and is not purchasing the notes on behalf of or with "plan assets" of any Plan or other Plan Asset Entity or (b) its purchase, holding and disposition of the notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases through and including the date on which the purchaser disposes of the notes.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below, severally, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name below. Lehman Brothers Inc.,                          and                        are serving as the representatives of the underwriters.

Name	Principal Amount of % Senior Notes	Principal Amount of % Senior Notes
Lehman Brothers Inc.	$	$

Total	$	$

        Under the terms and conditions of the underwriting agreement, if the underwriters take any of the notes, then the underwriters are obligated to take and pay for all of the notes.

        The notes of each series are a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market for the notes as permitted by applicable laws and regulations, but they have no obligation to do so and may discontinue market making at any time in their sole discretion without providing any notice. No assurance can be given as to the liquidity of any trading market for the notes. We estimate that our expenses for this offering will be approximately $                  .

        We have been advised by the underwriters that the underwriters propose initially to offer some of the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to certain dealers at the public offering price less concessions not in excess of        % of the principal amount in the case of the        % Senior Notes and        % of the principal amount in the case of the        % Senior Notes. The underwriters may allow, and these dealers may reallow, concessions not in excess of         % of the principal amount in the case of the        % Senior Notes and        % of the principal amount in the case of the        % Senior Notes on sales of the notes to certain other dealers. After the initial offering of the notes to the public, the representatives may change the public offering prices and concessions.

        The underwriting agreement provides that the underwriters' obligations to purchase the notes depends on the satisfaction of the conditions contained in the underwriting agreement, including:

  •
  the representations and warranties made by us to the underwriters are true;

  •
  there is no material adverse change in the financial markets; and

  •
  we deliver customary closing documents to the underwriter.

        We have agreed that, without the consent of the representatives, we will not offer, sell or contract to sell, or otherwise dispose of directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us, other than the notes, for a period of 30 days after the closing date of this offering.

        The following table summarizes the underwriting discounts and commissions Fund American will pay to the underwriters. The underwriting discounts are the difference between the initial price to the public and the amount the underwriters pay Fund American for the notes.

	% Senior Notes		% Senior Notes
Per note		%		%
Total		%		%

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

        In connection with the offering of the notes, the representatives may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the representatives may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the representatives may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the representatives may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the representatives repurchase previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The representatives are not required to engage in any of these activities, and may end any of them at any time.

        In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with us and our affiliates. In particular, affiliates of the underwriters in this offering are lenders, and will continue to be lenders, under our credit facility and will receive approximately $                      million of the net proceeds of this offering in connection with the repayment of our borrowings under that credit facility. This offering is being conducted pursuant to NASD Conduct Rule 2710(c)(8). In addition, Howard L. Clark, Jr., who has been a director or advisor to our board since 1986, is currently Vice Chairman of Lehman Brothers Inc.

LEGAL MATTERS

        Certain legal matters with respect to United States, Delaware and New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell, New York, New York.

EXPERTS

        The consolidated financial statements and the related financial statement schedules of White Mountains Insurance Group, Ltd. and consolidated subsidiaries included in our Annual Report on Form 10-K/A as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002 and the consolidated financial statements of CGU Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 have been audited by PricewaterhouseCoopers LLP, independent auditors. The combined financial statements and related financial statement schedules of Montpelier Re Holdings Ltd. included in our Annual Report on Form 10-K/A as of December 31, 2002 and December 31, 2001 and for the year ended December 31, 2002 and the period from November 14, 2001 (date of incorporation) to December 31, 2001 have been audited by PricewaterhouseCoopers, independent auditors. The financial statements referred to above and the related reports of PricewaterhouseCoopers LLP and PricewaterhouseCoopers on such financial statements are incorporated by reference in the accompanying prospectus in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$1,000,000,000

WHITE MOUNTAINS INSURANCE GROUP, LTD.

PREFERENCE SHARES AND DEBT SECURITIES

FUND AMERICAN COMPANIES, INC.
DEBT SECURITIES AND JUNIOR SUBORDINATED DEBT SECURITIES
(IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY
WHITE MOUNTAINS INSURANCE GROUP, LTD.)

FUND AMERICAN TRUST I
FUND AMERICAN TRUST II
FUND AMERICAN TRUST III
PREFERRED SECURITIES
(FULLY AND UNCONDITIONALLY GUARANTEED
TO THE EXTENT PROVIDED IN THIS PROSPECTUS
BY WHITE MOUNTAINS INSURANCE GROUP, LTD.)

        We may offer these securities in one or more offerings having an aggregate initial public offering price of up to $1,000,000,000. When we decide to sell a particular series of securities, we will prepare a prospectus supplement describing those securities and our plan of distribution. You should read this prospectus and any prospectus supplement carefully.

        White Mountains Insurance Group, Ltd.'s common shares are listed on the New York Stock Exchange under the symbol "WTM".

        See "Risk Factors" in any prospectus supplement to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MAY 12, 2003

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that White Mountains Insurance Group, Ltd. ("White Mountains"), Fund American Companies, Inc. ("Fund American") and Fund American Trusts I, II and III (each a "Fund American Trust") filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Each of White Mountains, Fund American and each Fund American Trust is an issuer under the shelf. Under this shelf process, White Mountains, Fund American and each Fund American Trust may, from time to time sell any combination of the securities described in this prospectus in one or more offerings up to $1,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

        This prospectus provides you with a general description of the securities White Mountains, Fund American and each Fund American Trust may offer. Each time White Mountains, Fund American or a Fund American Trust sells securities registered under the registration statement to which this prospectus is part, the issuer will provide a prospectus supplement that will contain specific information about the terms of that offering. The issuer will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" below. White Mountains, Fund American and the Fund American Trusts have not authorized anyone to provide you with different information.

        This prospectus does not contain separate financial statements for the Fund American Trusts. We believe these financial statements would be unnecessary pursuant to Rule 3-10(b) of Regulation S-X ("Rule 3-10(b)") since each trust is an indirect wholly-owned subsidiary of White Mountains, and we file consolidated financial information under the Exchange Act. The Fund American Trusts will be "finance subsidiaries" under Rule 3-10(b) with no independent function other than to issue common and trust preferred securities and to purchase junior subordinated debt securities of Fund American. White Mountains will provide a full, unconditional guarantee of each trust's obligations under their respective common and trust preferred securities and no other subsidiary of White Mountains guarantees these obligations.

        White Mountains, Fund American and the Fund American Trusts are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

        TABLE OF CONTENTS

About This Prospectus
Where You Can Find More Information
Enforcement of Judgments and Other Matters
Prospectus Summary
Special Note On Forward-Looking Statements
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
Use of Proceeds
Business
General Description of Securities
Description of Preference Shares
Description of Debt Securities
Description of Junior Subordinated Debt Securities
Description of Trust Preferred Securities
Description of Trust Preferred Securities Guarantees
Plan of Distribution
Legal Matters
Experts

i

WHERE YOU CAN FIND MORE INFORMATION

        White Mountains files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

        Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and at the public reference room of the New York Stock Exchange, 20 Broad Street, New York, New York. You may also obtain any document we file with the SEC and other information by visiting our web site at http://www.whitemountains.com. The information on our web site is not part of this prospectus.

        Some documents filed or to be filed by us with the SEC are incorporated by reference into this prospectus. The information contained in those documents is considered to be part of this prospectus, except that the information contained in later-dated documents will supplement, modify or supersede, as applicable, the information contained in earlier-dated documents.

        The information in the following documents that we have filed or will file with the SEC is incorporated by reference into this prospectus:

  •
  Our Annual Report on Form 10-K/A for the year ended December 31, 2002;

  •
  Our Quarterly Report on Form 10-Q for the period ended March 31, 2003;

  •
  Our Current Report on Form 8-K dated April 10, 2003 (filed April 10, 2003) and Form 8-K/A dated June 1, 2001 (filed March 27, 2003) and November 1, 2001 (filed March 27, 2003);

  •
  Our definitive Proxy Statement for our 2003 Annual Meeting on Schedule 14A filed April 7, 2003;

  •
  The description of our common shares in Form 8-A filed December 16, 1999; and

  •
  All documents to be filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of all offerings hereunder.

        The statements contained in this prospectus regarding the provisions of any other document are not necessarily complete. Accordingly, each of these statements is qualified in its entirety by reference to the copy of that document filed with the SEC.

ii

        You may obtain without charge a copy of any of the documents incorporated by reference into this prospectus, except for any exhibits to those documents that are not expressly incorporated by reference, from us. Any request for those documents should be directed to our Corporate Secretary at one of the following addresses or telephone numbers:

80 South Main Street Hanover, New Hampshire 03755-2053 (603) 640-2200	Suite 224 12 Church Street Hamilton HM 11, Bermuda (Bermuda mailing address)
Crawford House 23 Church Street Hamilton HM 11, Bermuda (Bermuda street address)
(441) 296-6011

ENFORCEMENT OF JUDGMENTS AND OTHER MATTERS

        White Mountains is organized under the laws of Bermuda. In addition, one of our directors, Mark Byrne, is a resident of Bermuda. A portion of our and his assets are located outside of the United States. Less than 3% of our total assets is located outside the United States. It may be difficult for you to effect service of process within the United States on Mr. Byrne or to recover against him on judgments of U.S. courts predicated upon civil liabilities under the U.S. Federal securities laws.

        We have been advised by our Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. We also have been advised by Conyers Dill & Pearman that a Bermuda court would be likely to enforce a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages), taxes or other charges of a similar nature or in respect of a fine or other penalty, provided that:

  •
  the U.S. court had proper jurisdiction over the parties subject to such judgment,

  •
  the U.S. court did not contravene the rules of natural justice of Bermuda,

  •
  the judgment of the U.S. court was not obtained by fraud,

  •
  the enforcement of the judgment would not be contrary to the public policy of Bermuda,

  •
  no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and

  •
  there is due compliance with the correct procedures under the laws of Bermuda.

        We also have been advised by Conyers Dill & Pearman that a Bermuda court may impose civil liability on White Mountains or its directors or officers in a suit brought in the Supreme Court of Bermuda against White Mountains or its directors or officers based on a violation of U.S. federal securities laws, provided that the facts surrounding the violation would constitute or give rise to a cause of action under Bermuda law. Some remedies available under the laws of United States jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to Bermuda public policy.

iii

PROSPECTUS SUMMARY

        This summary does not contain all the information that may be important to you. To understand our business and this offering fully, you should read the entire prospectus carefully, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement. Unless otherwise indicated or the context otherwise requires, references in this prospectus to "we", "our", "us" or the "company" refer to White Mountains Insurance Group, Ltd. and its direct and indirect subsidiaries.

White Mountains Insurance Group, Ltd.

        White Mountains was originally formed as a Delaware corporation in 1980 and became a Bermuda limited liability company during 1999. The company is a holding company for its property and casualty insurance and reinsurance operations.

Fund American Companies, Inc.

        Fund American is a Delaware corporation with its principal executive office located at One Beacon Street, Boston, Massachusetts 02108-3100. Fund American is an intermediate holding company for all of White Mountains' property and casualty insurance and reinsurance operations. OneBeacon Corporation ("OneBeacon"), a wholly-owned subsidiary of Fund American, owns and controls several property and casualty insurance and reinsurance companies and Folksamerica Holding Company, Inc. ("Folksamerica"), a wholly-owned subsidiary of the OneBeacon, owns and controls several property and casualty insurance and reinsurance companies.

        White Mountains indirectly owns all the outstanding shares of Fund American common stock.

The Fund American Trusts

        The Fund American Trusts I, II and III are each Delaware business trusts that will offer and sell trust preferred securities from time to time in one or more offerings. Each Fund American Trust will use all of the proceeds from the sale of its trust preferred securities to buy junior subordinated debt securities of Fund American. The Fund American Trusts will receive cash payments from the junior subordinated debt securities, and will distribute these payments to the holders of their respective trust preferred and common securities.

        Fund American will own all of the common securities of the Fund American Trusts.

The Offering

        We may offer any of the following securities from time to time:

  •
  preference shares

  •
  debt securities

  •
  trust preferred securities

        This prospectus describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Risk Factors

        Prospective purchasers of the securities should consider carefully all the information set forth in this prospectus and, in particular, should evaluate the specific factors under the section "Risk Factors" in any prospectus supplement for considerations relevant to an investment in the offering.

Our Executive Offices

        Our principal executive offices are located at 80 South Main Street, Hanover, New Hampshire 03755-2053, and our telephone number is (603) 640-2200. Our headquarters are located at Crawford House, 23 Church Street, Hamilton, Bermuda HM 11 and our registered office is located at Clarendon House, 2 Church Street, Hamilton, Bermuda HM 11.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believe", "intend", "expect", "anticipate", "project", "estimate", "predict" and similar expressions are also intended to identify forward-looking statements.

        These forward-looking statements include, among others, statements with respect to our:

  •
  future growth in tangible book value per share or return on equity;

  •
  business strategy;

  •
  financial and operating targets or plans;

  •
  the adequacy of our loss and loss adjustment expense reserves;

  •
  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

  •
  expansion and growth of our business and operations; and

  •
  future capital expenditures.

        These statements are based on certain assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from our expectations, including:

  •
  the risk factors discussed in any prospectus supplement and in the documents we incorporate by reference;

  •
  the continued availability of capital and financing;

  •
  general economic, market or business conditions;

  •
  the acquisition and other business opportunities (or lack thereof) that may be presented to and pursued by us;

  •
  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

  •
  changes in domestic or foreign laws or regulations applicable to us, our competitors or our clients;

  •
  an economic downturn or other economic conditions adversely affecting our financial position;

  •
  loss reserves established by us subsequently proving to have been inadequate; and

  •
  other factors, most of which are beyond our control.

        Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on, us or our business or operations. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for White Mountains for the periods indicated.

	Year Ended December 31,
	1998	1999	2000	2001(2)	2002
Ratio of earnings to fixed charges(1)	5.4	9.6	21.8	—	1.8
Ratio of earnings to combined fixed charges and preferred stock dividends	5.4	9.6	21.8	—	1.8

(1)
For purposes of this computation, earnings are defined as earnings from continuing operations before income taxes plus fixed charges excluding capitalized interest. Fixed charges are the sum of interest expense and interest expense inherent in lease obligations.

(2)
Fixed charges exceeded earnings by $445.6 million in 2001. Excluding $130 million of pre-tax charges recorded by White Mountains in connection with the terrorist attacks of September 11, 2001, fixed charges would have exceeded earnings by $315.6 million in 2001.

USE OF PROCEEDS

        Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, share repurchase programs and acquisitions. Unless otherwise specified in the accompanying prospectus supplement, the Fund American Trusts will use all proceeds received from the sale of their trust preferred securities to purchase junior subordinated debt securities of Fund American.

BUSINESS

        White Mountains Insurance Group, Ltd. was originally formed as a Delaware corporation in 1980. In October 1999, we completed a corporate reorganization that changed our domicile from Delaware to Bermuda (the "Redomestication"). Our principal businesses are conducted through our subsidiaries and affiliates in the businesses of property and casualty insurance and reinsurance.

        Our business segments are OneBeacon, Reinsurance and Other Operations. The OneBeacon Insurance Group LLC family of companies are U.S.-based property and casualty insurance writers including, among several others, OneBeacon Insurance Company, Pennsylvania General Insurance Company and Camden Fire Insurance Association (collectively "OneBeacon"). We acquired OneBeacon on June 1, 2001 (the "Acquisition").

        Our reinsurance operations are conducted primarily through Folksamerica Holding Company Inc. (together with its reinsurance subsidiary, Folksamerica Reinsurance Company, "Folksamerica"). In connection with the Acquisition, we contributed Folksamerica to OneBeacon. OneBeacon and Folksamerica are run as separate entities, with distinct operations, management and business strategies. Our reinsurance operations also include our wholly owned subsidiaries, Fund American Reinsurance Company Ltd. ("Fund American Re") and White Mountains Underwriting Limited ("WMU"), as well as our investment in Montpelier Re Holdings Ltd. ("Montpelier"), a Bermuda-domiciled reinsurance holding company. Fund American Re is commercially domiciled in Bermuda but maintains its executive office and an operating branch in Stockholm, Sweden, and operates through an additional branch in Singapore. WMU is an Ireland-domiciled consulting services provider specializing in international property excess reinsurance.

        Our other operations consist of the International American Group, Esurance Inc. ("Esurance") and our intermediate holding companies. The International American Group consists of Peninsula Insurance Company ("Peninsula"), American Centennial Insurance Company ("American Centennial") and British Insurance Company of Cayman ("British Insurance Company"), which we purchased in 1999. In connection with the Acquisition, we contributed Peninsula, American Centennial and British Insurance Company to Folksamerica.

GENERAL DESCRIPTION OF SECURITIES

        The Issuers may offer preference shares, debt securities, junior subordinated debt securities, trust preferred securities or any combination of them either individually or as units consisting of one or more securities under this prospectus.

        The securities to be offered may involve a high degree of risk. You should consider the Risk Factors set forth in any prospectus supplement before investing in the securities.

DESCRIPTION OF PREFERENCE SHARES

        The following description of White Mountains' preference shares, together with the additional information included in any prospectus supplement, summarizes the material terms and provisions of these types of securities. If we issue preference shares, the certificate of designation for the preference shares will be filed with the SEC as an exhibit to a Current Report on Form 8-K and a prospectus supplement will contain a full description of the terms thereof. We encourage you to read the Memorandum of Continuance and the Bye-laws of White Mountains, referred to below, which have been filed with the SEC and which are incorporated herein by reference.

        The Memorandum of Continuance and the Bye-Laws of White Mountains provide that the authorized common share capital of White Mountains is limited to 50,000,000 common shares, par value U.S. $1.00 per share ("Common Shares"), and 20,000,000 preference shares having a par value of U.S. $1.00 per share ("Preference Shares"). As of March 31, 2003, 8,357,087 Common Shares and 677,966 Preference Shares were issued and outstanding.

        Under White Mountains' Bye-Laws and pursuant to authority delegated by its shareholders, the Board of Directors of White Mountains has the full power to issue any unissued shares of White Mountains on such terms and conditions as it may, in its absolute discretion, determine. The Board of Directors may authorize the issue of Preference Shares in one or more series, may establish from time to time the number of shares to be included in each such series and may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

  •
  the number of shares constituting that series and the distinctive designation of that series;

  •
  the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

  •
  whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

  •
  whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

  •
  whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  •
  whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

  •
  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of White Mountains or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by White Mountains or any subsidiary of any outstanding shares of White Mountains;

  •
  the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of White Mountains, and the relative rights of priority, if any, of payment of shares of that series; and

  •
  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

        Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preference Shares.

DESCRIPTION OF DEBT SECURITIES

        White Mountains and Fund American (each, an "Issuer") may offer, from time to time, unsecured general obligations, which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities"). The following description summarizes the general terms and provisions of the Debt Securities to which any prospectus supplement may relate. We will describe the specific terms of the Debt Securities and the extent, if any, to which the general provisions summarized below may apply to any series of the Debt Securities in the prospectus supplement relating to the series.

        The Issuer may issue Senior Debt Securities from time to time, in one or more series under a senior indenture (the "Senior Indenture"), between White Mountains (as issuer or guarantor), Fund American and Bank One, National Association, as senior trustee, or another senior trustee named in a prospectus supplement (the "Senior Trustee"). The form of Senior Indenture is filed as an exhibit to this registration statement. The Issuer may issue the Subordinated Debt Securities from time to time, in one or more series under a subordinated indenture (the "Subordinated Indenture"), between White Mountains (as issuer or guarantor), Fund American and Bank One, National Association, as subordinated trustee, or another subordinated trustee named in a prospectus supplement (the "Subordinated Trustee"). The form of Subordinated Indenture is filed as an exhibit to this registration statement. Together, the Senior Indenture and the Subordinated Indenture are referred to as the "Indentures", and together the Senior Trustee and the Subordinated Trustee are referred to as the "Debt Trustees". None of the Indentures will limit the amount of Debt Securities that may be issued.

The applicable Indenture will provide that Debt Securities may be issued up to an aggregate principal amount authorized by the Issuer and may be payable in any currency or currency unit designated by the Issuer or in amounts determined by reference to an index.

General

        The Senior Debt Securities will be unsecured and will rank equally with the Issuer's other unsecured and unsubordinated debt, if any, unless the Issuer is required to secure the Senior Debt Securities as described below under "—Senior Debt Securities". The Issuer's obligations under any Subordinated Debt Securities will be subordinate in right of payment to all of its senior indebtedness and will be described in an accompanying prospectus supplement. The Issuer will issue Debt Securities from time to time and offer the Debt Securities on terms determined by market conditions at the time of sale.

        The Issuer may issue the Debt Securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. Any Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. We will describe the Federal income tax consequences and other special considerations applicable to any substantially discounted Debt Securities in the related prospectus supplement.

        You should refer to the prospectus supplement for the following terms of the Debt Securities offered hereby:

  •
  the designation, aggregate principal amount and authorized denominations of the Debt Securities;

  •
  the percentage of the principal amount at which the Issuer will issue the Debt Securities;

  •
  the date or dates on which the Debt Securities will mature;

  •
  the annual interest rate or rates of the Debt Securities, or the method of determining the rate or rates;

  •
  the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

  •
  the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment options;

  •
  the currency, currencies or currency units for which the Debt Securities may be purchased and in which the principal, any premium and any interest may be payable;

  •
  if the currency, currencies or currency units for which the Debt Securities may be purchased or in which the principal, any premium and any interest may be payable is at the Issuer's election or the purchaser's election, the manner in which the election may be made;

  •
  if the amount of payments on the Debt Securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

  •
  the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

  •
  the terms and conditions upon which the Debt Securities may be convertible into or exchanged for Common Shares, Preference Shares, or indebtedness or other securities of any kind;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of the Federal income tax, accounting and other special considerations, procedures and limitations with respect to the Debt Securities; and

  •
  any other specific terms of the Debt Securities not inconsistent with the applicable Indenture.

        If the Issuer sells any of the Debt Securities for one or more foreign currencies or foreign currency units or if the principal of, premium on, if any, or interest on any series of Debt Securities will be payable in one or more foreign currencies or foreign currency units, it will describe the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to the issue of Debt Securities and the currencies or currency units in the related prospectus supplement.

        Unless specified otherwise in a prospectus supplement, the principal of, premium on, and interest on the Debt Securities will be payable, and the Debt Securities will be transferable, at the corporate trust office of the applicable Debt Trustee in New York, New York. However, the Issuer may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of the Issuer or its agents.

        Unless specified otherwise in a prospectus supplement, the Issuer will issue the Debt Securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any Debt Securities, but the Issuer may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless we specify otherwise in the prospectus supplement, the Issuer will pay interest on outstanding Debt Securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.

        The Issuer's rights and the rights of its creditors, including holders of Debt Securities, to participate in any distribution of assets of any of the Issuer's subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that the Issuer's claims as a creditor of the subsidiary may be recognized. The Issuer's operations are conducted through subsidiaries and its only significant assets are the capital stock of its subsidiaries. Therefore, the Issuer is dependent upon the earnings and cash flow and dividend paying ability of its subsidiaries to meet its obligations, including obligations under the Debt Securities. The Debt Securities will be effectively subordinated to all existing and future indebtedness, preferred stock and other liabilities of the Issuer's subsidiaries.

White Mountains Guarantee

        White Mountains will irrevocably and unconditionally guarantee to each holder of Debt Securities issued by Fund American the due and punctual payment of the principal of, and any premium and any interest on, those Debt Securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. White Mountains has:

  •
  agreed that its obligations under the guarantees, upon the occurrence and continuance of an event of default with respect to any guaranteed Debt Securities, will be as if it were principal obligor and not merely surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of guaranteed Debt Securities or the applicable Indenture, and

  •
  waived its right to require the Debt Trustee or the holders of guaranteed Debt Securities to pursue or exhaust their legal or equitable remedies against Fund American prior to exercising their rights under the Guarantees.

        White Mountains' guarantee of Fund American's obligations under any Debt Security will be subordinated in right of payment to same extent as Fund American's obligations under such Debt Security.

Global Securities

        The Issuer may issue Debt Securities of a series in whole or in part in the form of one or more global securities and will deposit them with or on behalf of a depositary identified in the prospectus supplement relating to that series. The Issuer may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee of such successor.

        The specific terms of the depositary arrangement relating to a series of Debt Securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.

        Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book entry registration and transfer system the principal amounts of the individual Debt Securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the Debt Securities or by the Issuer if the Debt Securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

  •
  the applicable depositary or its nominee, with respect to interests of participants, and

  •
  the records of participants, with respect to interests of persons other than participants.

        The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security or its nominee is the registered owner of the global security, the depositary or the nominee will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will:

  •
  not be entitled to have any of the individual Debt Securities of the series represented by the global security registered in their names;

  •
  not receive or be entitled to receive physical delivery of any Debt Security of that series in definitive form;

  •
  not be considered the owners or holders thereof under the applicable Indenture governing the Debt Securities.

        Payments of principal of, any premium on and any interest on individual Debt Securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the Debt Securities. Neither the Issuer, the applicable Debt Trustee for the Debt Securities, any paying agent, nor the security registrar for the Debt Securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the Debt Securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        The Issuer expects that the depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the Debt Securities as shown on the records of the depositary or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The payments will be the responsibility of those participants.

        If the depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Debt Securities of that series in exchange for the global security representing that series of Debt Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to the Debt Securities, determine not to have any Debt Securities of a series represented by one or more global securities. In that event, the Issuer will issue individual Debt Securities of that series in exchange for the global security or Securities representing that series of Debt Securities. Further, if the Issuer so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a global security representing Debt Securities of that series may, on terms acceptable to the Issuer, the applicable Debt Trustee and the depositary for such global security, receive individual Debt Securities of that series in exchange for the beneficial interests, subject to any limitations described in the prospectus supplement relating to the Debt Securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual Debt Securities of the series represented by the global security equal in principal amount to the beneficial interest and to have the Debt Securities registered in its name. Individual Debt Securities of the series so issued will be issued in denominations, unless otherwise specified by the Issuer, of $1,000 and integral multiples of $1,000.

Amalgamation, Consolidation, Merger and Sale of Assets

        Each Indenture prohibits the Issuer's amalgamation, consolidation with or merger into any other entity or the transfer of the Issuer's properties and assets substantially as an entirety to any other entity, unless:

  •
  the successor entity is organized and existing under the laws of the United States, any State thereof, the District of Columbia or Bermuda, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on all the outstanding Debt Securities and the performance of every covenant in the applicable Indenture to be performed or observed on the Issuer's part;

  •
  immediately after giving effect to the transaction, no event of default has happened and is continuing; and

  •
  the Issuer or the successor entity has delivered to the applicable Debt Trustee an officers' certificate stating that the amalgamation, consolidation, merger, conveyance or transfer and the supplemental indenture comply with the foregoing provisions relating to the transaction.

        In case of any amalgamation, consolidation, merger, conveyance or transfer, the successor corporation will succeed to and be substituted for the Issuer as obligor on the Debt Securities, with the same effect as if it had been named as the Issuer in the applicable Indenture. If the Issuer of Debt

Securities is Fund American, the above restriction on amalgamation, consolidation, merger, conveyance or transfer will also apply to White Mountains, as guarantor of the Debt Securities. Unless otherwise specified in a prospectus supplement, other than the restrictions on liens described below, the Indentures and the Debt Securities do not contain any covenants or other provisions designed to protect holders of Debt Securities in the event of a highly leveraged transaction involving the Issuer or any Subsidiary.

Events of Default; Waiver and Notice of Default; Debt Securities in Foreign Currencies

        An event of default when used in an Indenture will mean any of the following as to any series of Debt Securities:

  •
  default for 30 days in payment of any interest, or, in the case of the Subordinated Indenture, for a period of 90 days;

  •
  default in payment of principal of or any premium at maturity;

  •
  default in payment of any sinking or purchase fund or similar obligation;

  •
  default by the Issuer in the performance of any other covenant or warranty contained in the applicable Indenture for the benefit of that series which has not been remedied for a period of 90 days after notice is given; or

  •
  events of the Issuer's bankruptcy, insolvency and reorganization.

        A default under the Issuer's other indebtedness will not be a default under the Indentures and a default under one series of Debt Securities will not necessarily be a default under another series.

        Each Indenture provides that if an event of default described in the first four bullet points above has occurred and is continuing with respect to any series, and the event of default under the fourth bullet point is with respect to less than all series of Debt Securities then outstanding, either the applicable Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of the series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding Debt Securities of the series and the accrued interest to be due and payable immediately. Each Indenture further provides that if an event of default described in the fourth or fifth bullet point above has occurred and is continuing, and the event of default under the fourth bullet point is with respect to all series of Debt Securities then outstanding, either the applicable Debt Trustee or the holders of at least 25% in aggregate principal amount of all Debt Securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all Debt Securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for defaults in the payment of principal of, premium on, or interest on, the Debt Securities or in the payment of any sinking or purchase fund or analogous obligations with respect to the Debt Securities of such series and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the Debt Securities of the series then outstanding.

        Under each Indenture the applicable Debt Trustee must give notice to the holders of each series of Debt Securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The Debt Trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the Debt Securities, except in the case of default in the payment of principal of, premium on, or interest on any of the Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

        No holder of any Debt Securities of any series may institute any action under either Indenture unless:

  •
  the holder has given the Debt Trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of not less than 25% in aggregate principal amount of the Debt Securities of the series then outstanding have requested the Debt Trustee to institute proceedings in respect of the event of default;

  •
  the holder or holders have offered the Debt Trustee reasonable indemnity as the Debt Trustee may require;

  •
  the Debt Trustee has failed to institute an action for 60 days; and

  •
  no inconsistent direction has been given to the Debt Trustee during the 60-day period by the holders of a majority in aggregate principal amount of Debt Securities of the series then outstanding.

        The holders of a majority in aggregate principal amount of the Debt Securities of any series affected and then outstanding will have the right, subject to limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Debt Trustee or exercising any trust or power conferred on the Debt Trustee with respect to a series of Debt Securities. Each Indenture provides that if an event of default occurs and is continuing, the Debt Trustee will be required to use the degree of care of a prudent person in the conduct of that person's own affairs in exercising its rights and powers under the Indenture. Each Indenture further provides that the Debt Trustee will not be required to expend or risk its own funds in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

        The Issuer must furnish to the Debt Trustees within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the applicable Indenture and the terms of the Debt Securities has been made under his supervision, and, to the knowledge of the signatories based on the review, the Issuer has complied with all conditions and covenants of the Indenture through the year or, if the Issuer is in default, specifying the default.

        To determine whether the holders of the requisite principal amount of Debt Securities have taken action as described above when the Debt Securities are denominated in a foreign currency, the principal amount of the Debt Securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount based on the applicable spot rate of exchange as of the date the action is taken as evidenced to the Debt Trustee as provided in the Indenture.

        To determine whether the holders of the requisite principal amount of Debt Securities have taken action as described above when the Debt Securities are original issue discount securities, the principal amount of the Debt Securities will be deemed to be the portion of the principal amount that would be due and payable at the time the action is taken upon a declaration of acceleration of maturity.

Modification of the Indentures

        The Indentures provide that the Issuer and the applicable Debt Trustee may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of:

  •
  adding to the Issuer's covenants;

  •
  adding additional events of default;

  •
  establishing the form or terms of any series of Debt Securities; or

  •
  curing ambiguities or inconsistencies in the Indenture or making other provisions.

        With specific exceptions, the applicable Indenture or the rights of the holders of the Debt Securities may be modified by the Issuer and the applicable Debt Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected by the modification then outstanding, but no modification may be made without the consent of the holder of each outstanding Debt Security affected which would:

  •
  change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Debt Security;

  •
  reduce the principal amount of or the interest or any premium on any Debt Security;

  •
  change the method of computing the amount of principal of or interest on any date;

  •
  change any place of payment where, or the currency in which, any Debt Security or any premium or interest is payable;

  •
  impair the right to sue for the enforcement of any payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date;

  •
  reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of the holders of which is required for any modification of, or waiver of compliance with provisions of, the applicable Indenture or specific defaults and their consequences provided for in the Indenture; or

  •
  modify any of the provisions of specific sections of the applicable Indenture, including the provisions summarized in this section, except to increase any required consent percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

Satisfaction and Discharge of the Indentures; Defeasance

        The Indentures will generally cease to be of any further effect with respect to a series of Debt Securities if the Issuer delivers all Debt Securities of that series, with limited exceptions, for cancellation to the applicable Debt Trustee or all Debt Securities of that series not previously delivered for cancellation to the applicable Debt Trustee have become due and payable or will become due and payable or called for redemption within one year, and the Issuer has deposited with the applicable Debt Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the Debt Securities, no default with respect to the Debt Securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under, the applicable Indenture or any other agreement or instrument to which the Issuer is a party.

        The Issuer has a "legal defeasance option" under which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under the Debt Securities and the applicable Indenture. In addition, the Issuer has a "covenant defeasance option" under which it may terminate, with respect to the Debt Securities of a particular series, the Issuer's obligations with respect to the Debt Securities under specified covenants contained in the applicable Indenture. If the Issuer exercises its legal defeasance option with respect to a series of Debt Securities, payment of the Debt Securities may not be accelerated because of an event of default. If the Issuer exercises its covenant defeasance option with respect to a series of Debt Securities, payment of the Debt Securities may not be accelerated because of an event of default related to the specified covenants.

        The Issuer may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if:

  •
  the Issuer irrevocably deposits in trust with the applicable Debt Trustee cash or debt obligations of the United States of America or its agencies or instrumentalities for the payment of principal, premium and interest with respect to the Debt Securities to maturity or redemption;

  •
  the Issuer delivers to the applicable Debt Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the cash or debt obligations described above on deposit with the applicable Debt Trustee will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the Debt Securities of that series to maturity or redemption;

  •
  91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "—Events of Default, Waiver and Notice Of Default; Debt Securities in Foreign Currencies" above with respect to the Issuer occurs that is continuing at the end of the period;

  •
  no default has occurred and is continuing on the date of the deposit;

  •
  the deposit does not constitute a default under any other agreement binding on the Issuer;

  •
  the Issuer delivers to the applicable Debt Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute a regulated investment company under the Investment Company Act of 1940;

  •
  the Issuer has delivered to the applicable Debt Trustee an opinion of counsel addressing specific Federal income tax matters relating to the defeasance; and

  •
  the Issuer delivers to the applicable Debt Trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the Debt Securities of that series have been complied with.

        The applicable Debt Trustee will hold in trust cash or debt obligations of the United States of America or its agencies or instrumentalities deposited with it as described above and will apply the deposited cash and the proceeds from deposited debt obligations of the United States of America or its agencies or instrumentalities to the payment of principal, premium, and interest with respect to the Debt Securities of the defeased series.

Concerning the Debt Trustees

        The Issuer will identify the Debt Trustee for the Senior Debt Securities and for the Subordinated Debt Securities in the relevant prospectus supplement. The Issuer or the holders of a majority of the then outstanding principal amount of the Debt Securities issued under an Indenture and, in specific instances, the issuer and any owner who has been bona fide holder of a Security of such series for at least 6 months, may remove the Debt Trustee and appoint a successor Debt Trustee. The Debt Trustee may become the owner or pledgee of any of the Debt Securities with the same rights, subject to conflict of interest and certain other restrictions, it would have if it were not the Debt Trustee. The Debt Trustee and any successor trustee must be a corporation organized and doing business under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by Federal or state authority. Subject to applicable law relating to conflicts of interest, the Debt Trustee may also serve as trustee under other indentures relating to debt securities issued by the Issuer or its affiliated companies and may engage in commercial transactions with the Issuer and its affiliated companies. The initial Debt Trustee under each Indenture is Bank One, National Association.

Senior Debt Securities

        In addition to the provisions previously described in this prospectus and applicable to all Debt Securities, the following description of the Senior Debt Securities summarizes the general terms and provisions of the Senior Debt Securities to which any prospectus supplement may relate. The Issuer will describe the specific terms of the Senior Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of its Senior Debt Securities in the prospectus supplement relating to that series.

  Ranking of Senior Debt Securities

        Unless we specify otherwise in a prospectus supplement for a particular series of Debt Securities, all series of Senior Debt Securities will be the Issuer's senior indebtedness and will be direct, unsecured obligations of the Issuer ranking equally with all of the Issuer's other unsecured and unsubordinated indebtedness. Because the Issuer is a holding company, the Debt Securities will be effectively subordinated to all existing and future liabilities, including indebtedness, of the Issuer's subsidiaries.

  Covenants

        The Senior Indenture contains the covenants summarized below, which will apply to the Issuer and, in the case of issuances of Senior Debt Securities by Fund American, will also apply to White Mountains as guarantor of Fund American's obligations under the Senior Debt Securities. The covenants will be applicable, unless waived or amended, so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the prospectus supplement.

Limitations On Liens

        The Issuer will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on any stock or indebtedness of a subsidiary or property of the Issuer or any subsidiary, to secure any debt of the Issuer or any subsidiary or any other person, or permit any subsidiary to do so, without securing the Senior Debt Securities equally and ratably with such debt for so long as such debt shall be so secured, subject to certain exceptions. Exceptions include:

  •
  existing liens, including the existing pledge of the capital stock of substantially all of our operating subsidiaries pursuant to the credit facility, and including additional liens to secure the obligations under the credit facility, including any extension, renewal or amendment thereof, so long as the amount of such Bank Debt (as defined in the indenture) outstanding from time to time does not exceed $175 million;

  •
  liens on stock or indebtedness of entities at the time they become subsidiaries or existing upon stock or indebtedness of a subsidiary at the time of acquisition of such stock or indebtedness;

  •
  liens upon property of entities existing at the time they become subsidiaries;

  •
  liens existing on properties when acquired, or incurred to finance the purchase price or construction thereof;

  •
  liens to extend, renew or replace any liens referred to above, except as limited above with respect to the credit facility;

  •
  certain liens relating to certain permitted sale and leaseback transactions;

  •
  liens in favor of the Issuer or one or more subsidiaries granted by the Issuer or a subsidiary to secure any intercompany obligations;

  •
  mechanics', landlords' and similar liens;

  •
  liens arising out of legal proceedings being contested;

  •
  liens for taxes not yet due, or being contested;

  •
  easements and similar liens not materially impairing the use or value of the property involved;

  •
  pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

  •
  deposits to secure performance of letters of credit, bids, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  •
  any interest or title of a lessor under any lease entered into in the ordinary course of business;

  •
  liens on assets of any subsidiary which is required to be licensed as an insurer or reinsurer (or any subsidiary of such subsidiary) securing (a) indebtedness and preferred stock of such subsidiary to any other such subsidiary, (b) indebtedness incurred to provide short-term liquidity to facilitate claims payments in the event of catastrophes, (c) indebtedness incurred in the ordinary course of its business or in securing insurance-related obligations (that do not constitute indebtedness) and letters of credit issued for the account of any such subsidiary in the ordinary course of its business or in securing insurance-related obligations (that do not constitute indebtedness) or (d) insurance-related obligations (that do not constitute indebtedness); and

  •
  liens otherwise prohibited by this covenant, securing indebtedness, if the aggregate amount of all debt then outstanding secured by such lien and all similar liens (excluding liens otherwise permitted under the indenture) does not exceed 15% of the total consolidated stockholders' equity of White Mountains.

  Limitation on Sale and Leasebacks

        The Issuer will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which the Issuer or any subsidiary leases any property that has been or is to be sold or transferred by the Issuer or the subsidiary to such person (a "sale and leaseback transaction"), except that a sale and leaseback transaction is permitted if the Issuer or such subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding Senior Debt Securities) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined under the provisions described in "Limitation on Liens" above.

        In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in "Limitations on Liens" above include:

  •
  leases for a term, including renewals at the option of the lessee, of not more than five years;

  •
  leases between the Issuer and a subsidiary or between subsidiaries; and

  •
  leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Subordinated Debt Securities

        In addition to the provisions previously described in this prospectus and applicable to all Debt Securities, the following description of the Subordinated Debt Securities summarizes the general terms and provisions of its Subordinated Debt Securities to which any prospectus supplement may relate. We will describe the specific terms of the Subordinated Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of Subordinated Debt Securities in the prospectus supplement relating to that series.

Ranking of Subordinated Debt Securities

        The Subordinated Debt Securities will be subordinated in right of payment to the Issuer's other indebtedness to the extent set forth in the applicable prospectus supplement. If the Issuer of Subordinated Debt Securities is Fund American, White Mountains' guarantee of Fund American's obligations thereunder will be subordinated in right of payment to the same extent as Fund American's obligations thereunder.

        The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of the Issuer's senior indebtedness and equally with its trade creditors. The Issuer may not make payment of principal of, premium, if any, or interest on the Subordinated Debt Securities and may not acquire or make payment on account of any sinking fund for, the Subordinated Debt Securities unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the Subordinated Indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity of that senior indebtedness, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment of principal, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Subordinated Debt Securities may be made. The Issuer will give prompt written notice to the Subordinated Trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. The Subordinated Indenture provisions described in this paragraph, however, do not prevent the Issuer from making a sinking fund payment with Subordinated Debt Securities acquired prior to the maturity of senior indebtedness or, in the case of default, prior to the default and notice thereof. Upon any distribution of assets in connection with the Issuer's dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of the Issuer's insolvency, holders of the Subordinated Debt Securities may recover ratably less than the Issuer's senior creditors.

        For purposes of the description of the Subordinated Debt Securities, the term "senior indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Indenture or incurred or created after the execution:

  •
  the Issuer's indebtedness for money borrowed by it, including purchase money obligations with an original maturity in excess of one year, or evidenced by securities, other than the

    Subordinated Debt Securities or Junior Subordinated Debt Securities, notes, bankers' acceptances or other corporate Debt Securities or similar instruments issued by the Issuer;

  •
  obligations with respect to letters of credit;

  •
  the Issuer's indebtedness constituting a guarantee of indebtedness of others of the type referred to in the preceding two bullet points; or

  •
  renewals, extensions or refundings of any of the indebtedness referred to in the preceding three bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

        Fund American may offer, from time to time, junior subordinated debt securities (the "Junior Subordinated Debt Securities"). The following description summarizes the general terms and provisions of the Junior Subordinated Debt Securities to which any prospectus supplement may relate. Fund American will describe the specific terms of the Junior Subordinated Debt Securities and the extent, if any, to which the general provisions summarized below may apply to any series of its Junior Subordinated Debt Securities in the prospectus supplement relating to that series.

        Fund American may issue its Junior Subordinated Debt Securities from time to time in one or more series under a junior subordinated indenture (the "Junior Subordinated Indenture"), between Fund American, White Mountains (as guarantor) and Bank One, National Association, as junior subordinated trustee, or another junior subordinated trustee named in a prospectus supplement (the "Junior Subordinated Trustee"). The form of Junior Subordinated Indenture is filed as an exhibit to the registration statement.

General

        The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of Fund American. The Junior Subordinated Indenture does not limit the amount of additional indebtedness Fund American or any of its subsidiaries may incur. Since Fund American is a holding company, Fund American's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that Fund American may itself be a creditor with recognized claims against the subsidiary.

        The Junior Subordinated Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to a board resolution or an indenture supplemental to the Junior Subordinated Indenture. Fund American will issue Junior Subordinated Debt Securities from time to time and offer its Junior Subordinated Debt Securities on terms determined by market conditions at the time of sale.

        In the event Junior Subordinated Debt Securities are issued to any Fund American Trust or a trustee of the applicable Fund American Trust in connection with the issuance of preferred securities by the applicable Fund American Trust, the Junior Subordinated Debt Securities held by the applicable Fund American Trust subsequently may be distributed pro rata to the holders of the applicable preferred securities in connection with the dissolution of the applicable Fund American Trust upon the occurrence of the events described in the applicable prospectus supplement. Only one series of Junior Subordinated Debt Securities will be issued to each Fund American Trust or a trustee of such Fund American Trust in connection with the issuance of preferred securities by such Fund American Trust.

        You should refer to the applicable prospectus supplement for the following terms of the Junior Subordinated Debt Securities offered hereby:

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  the designation, aggregate principal amount and authorized denominations of the Junior Subordinated Debt Securities;

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  the percentage of the principal amount at which Fund American will issue the Junior Subordinated Debt Securities;

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  the date or dates on which the Junior Subordinated Debt Securities will mature;

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  the annual interest rate or rates of the Junior Subordinated Debt Securities, or the method of determining the rate or rates;

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  the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

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  the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds or repayment options;

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  the currency, currencies or currency units for which the Junior Subordinated Debt Securities may be purchased and in which the principal, any premium and any interest may be payable;

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  the currency, currencies or currency units for which the Junior Subordinated Debt Securities may be purchased or in which the principal, any premium and any interest may be payable is at Fund American's election or the purchaser's election, the manner in which the election may be made;

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  if the amount of payments on the Junior Subordinated Debt Securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

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  the extent to which any of the Junior Subordinated Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

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  the terms and conditions upon which the Junior Subordinated Debt Securities may be convertible into or exchanged for Common Shares, Preference Shares, or indebtedness or other securities of any kind;

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  information with respect to book-entry procedures, if any;

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  a discussion of the Federal income tax, accounting and other special considerations, procedures and limitations with respect to the Junior Subordinated Debt Securities; and

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  any other specific terms of the Junior Subordinated Debt Securities not inconsistent with the Junior Subordinated Indenture.

        If Fund American sells any of the Junior Subordinated Debt Securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities will be payable in one or more foreign currencies or foreign currency units, we will describe the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to the issue of Junior Subordinated Debt Securities and the currencies or currency units in the applicable prospectus supplement.

        Unless specified otherwise in the prospectus supplement, the principal of, premium on, and interest on the Junior Subordinated Debt Securities will be payable, and the Junior Subordinated Debt Securities will be transferable, at the Corporate Trust Office of the Junior Subordinated Trustee in New York, New York. However, Fund American may make payment of interest at its option by check mailed on or before the payment date to the address of the person entitled to the interest payment as it appears on the registry books of Fund American or its agents.

        Unless specified otherwise in the prospectus supplement, Fund American will issue the Junior Subordinated Debt Securities only in fully registered form and in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any Junior Subordinated Debt Securities, but Fund American may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange. Unless specified otherwise in the prospectus supplement, Fund American will pay interest on outstanding Junior Subordinated Debt Securities to holders of record on the date 15 days immediately prior to the date the interest is to be paid.

        Fund American rights and the rights of its creditors, including holders of Junior Subordinated Debt Securities, to participate in any distribution of assets of any of the its subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that Fund American's claims as a creditor of the subsidiary may be recognized. Fund American's operations are conducted through subsidiaries and, therefore, Fund American is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will be effectively subordinated to all indebtedness of Fund American's subsidiaries.

White Mountains Guarantee

        White Mountains will irrevocably and unconditionally guarantee, on a subordinated basis, to each holder of Junior Subordinated Debt Securities issued by Fund American the due and punctual payment of the principal of, and any premium and any interest on, those Junior Subordinated Debt Securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. White Mountains has:

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  agreed that its obligations under the guarantees, upon the occurrence and continuance of an event of default with respect to any guaranteed Junior Subordinated Debt Securities, will be as if it were principal obligor and not merely surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of any series of guaranteed Junior Subordinated Debt Securities or the Junior Subordinated Indenture, and

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  waived its right to require the Junior Subordinated Trustee or the holders of guaranteed Junior Subordinated Debt Securities to pursue or exhaust their legal or equitable remedies against Fund American prior to exercising their rights under the Guarantees.

        White Mountains' guarantee of Fund American's obligations under any Junior Subordinated Debt Security will be subordinated in right of payment to same extent as Fund American's obligations under such Junior Subordinated Debt Security.

Global Securities

        Fund American may issue Junior Subordinated Debt Securities of a series in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the prospectus supplement relating to that series. Fund American may issue global securities only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debt Securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee of the depositary to a successor or any nominee.

        The specific terms of the depositary arrangement relating to a series of Junior Subordinated Debt Securities will be described in the prospectus supplement relating to that series.

Amalgamation, Consolidation, Merger, Conveyance or Transfer

        The Junior Subordinated Indenture prohibits Fund American's or White Mountains' amalgamation or consolidation with or merger into any other entity or the transfer of its properties and assets substantially as an entirety to any entity, unless:

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  the successor entity is organized and existing under the laws of the United States, any State thereof, the District of Columbia or Bermuda, and expressly assumes by a supplemental indenture the punctual payment of the principal of, premium on and interest on, all the outstanding Junior Subordinated Debt Securities and the performance of every covenant in the Junior Subordinated Indenture to be performed or observed on Fund American's or White Mountains' part, as applicable;

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  immediately after giving effect to the transaction, no event of default has happened and is continuing; and

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  Fund American or White Mountains, as applicable, or the successor entity has delivered to the Junior Subordinated Trustee an officers' certificate stating that the amalgamation, consolidation, merger, conveyance or transfer and the supplemental indenture comply with the foregoing provisions relating to the transaction.

        In case of any amalgamation, consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for Fund American or White Mountains, as applicable, as obligor or guarantor, as applicable, on the Junior Subordinated Debt Securities, with the same effect as if it had been named as the obligor or the guarantor, as applicable, in the Junior Subordinated Indenture. Unless the prospectus supplement states otherwise, the Junior Subordinated Indenture and the Junior Subordinated Debt Securities do not contain any covenants or other provisions designed to protect holders of Junior Subordinated Debt Securities in the event of a highly leveraged transaction involving White Mountains, Fund American or any of their subsidiaries.

Events of Default; Waiver and Notice of Default; Junior Subordinated Debt Securities in Foreign Currencies

        An event of default when used in the Junior Subordinated Indenture will mean any of the following as to any series of Junior Subordinated Debt Securities:

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  default for 90 days in payment of any interest on the Junior Subordinated Debt Securities;

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  default in payment of principal or any premium at maturity;

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  default in payment of any sinking or purchase fund or similar obligation;

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  default by Fund American in the performance of any other covenant or warranty contained in the Junior Subordinated Indenture for the benefit of that series which has not been remedied for a period of 90 days after notice is given; or

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  events of Fund American's bankruptcy, insolvency and reorganization.

        A default under Fund American's other indebtedness will not be a default under the Junior Subordinated Indenture and a default under one series of Junior Subordinated Debt Securities will not necessarily be a default under another series.

        The Junior Subordinated Indenture provides that if an event of default described in the first four bullet points above has occurred and is continuing with respect to any series, and the event of default under the fourth bullet point is with respect to less than all series of Junior Subordinated Debt Securities then outstanding, either the Junior Subordinated Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of the series then outstanding, each series acting as a separate class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all outstanding Junior Subordinated Debt Securities of that series and the accrued interest to be due and payable immediately. The Junior Subordinated Indenture further provides that if an event of default described in the fourth or fifth bullet point above has occurred and is continuing, and the event of default under the fourth bullet point is with respect to all series of Junior Subordinated Debt Securities then outstanding, either the Junior Subordinated Debt Trustee or the holders of at least 25% in aggregate principal amount of all Junior Subordinated Debt Securities then outstanding, treated as one class, may declare the principal or, in the case of original issue discount securities, the portion specified in the terms thereof, of all Junior Subordinated Debt Securities then outstanding and the accrued interest to be due and payable immediately. However, upon certain conditions the declarations may be annulled and past defaults, except for defaults in the payment of principal of, premium on, or interest on, the Junior Subordinated Debt Securities and in compliance with certain covenants, may be waived by the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange.

        When used with respect to the Junior Subordinated Debt Securities that are held as trust assets of any Fund American Trust pursuant to the declaration of trust of such Fund American Trust, the term "security exchange" means the distribution of the Junior Subordinated Debt Securities held by such Fund American Trust in exchange for the preferred securities and the common securities of such Fund American Trust in dissolution of such Fund American Trust pursuant to the declaration of trust of such Fund American Trust.

        Under the Junior Subordinated Indenture, the Junior Subordinated Trustee must give notice to the holders of each series of Junior Subordinated Debt Securities of all uncured defaults known to it with respect to that series within 90 days after a default occurs. The term "default" includes the events specified above without notice or grace periods. However, in the case of any default of the type described in the fourth bullet point above, no notice may be given until at least 90 days after the occurrence of the event. The Junior Subordinated Debt Trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interests of the holders of the Junior Subordinated Debt Securities, except in the case of default in the payment of principal of, premium on, or interest on, any of the Junior Subordinated Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations.

        No holder of any Junior Subordinated Debt Securities of any series may institute any action under the indenture unless:

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  the holder has given the Junior Subordinated Trustee written notice of a continuing event of default with respect to that series;

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  the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding have requested the Junior Subordinated Trustee to institute proceedings in respect of the event of default;

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  the holder or holders have offered the Junior Subordinated Trustee reasonable indemnity as the Junior Subordinated Trustee may require;

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  the Junior Subordinated Trustee has failed to institute an action for 60 days after the notice, request and indemnity have been made as described above; and

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  no inconsistent direction has been given to the Junior Subordinated Trustee during the 60-day period by the holders of a majority in aggregate principal amount of Junior Subordinated Debt Securities of the series then outstanding, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange.

        The Junior Subordinated Indenture provides that if an event of default occurs and is continuing, the Junior Subordinated Trustee will be required to use the degree of care of a prudent person in the conduct of the person's own affairs in exercising its rights and powers under the indenture. The Junior Subordinated Indenture further provides that the Junior Subordinated Trustee will not be required to expend or risk its own funds in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is reasonably assured to it.

        Fund American must furnish to the Junior Subordinated Trustee within 120 days after the end of each fiscal year a statement signed by one of its officers to the effect that a review of its activities during the year and of its performance under the Junior Subordinated Indenture and the terms of the Junior Subordinated Debt Securities has been made, and, to the knowledge of the signatories based on the review, Fund American has complied with all conditions and covenants of the indenture through the year or, if Fund American is in default, specifying the default.

        If any Junior Subordinated Debt Securities are denominated in a currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of Junior Subordinated Debt Securities have taken any action as described in this prospectus, the principal amount of the Junior Subordinated Debt Securities will be deemed to be that amount of United States dollars that could be obtained for the principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which the Junior Subordinated Debt Securities are denominated as of the date the taking of the action by the holders of the requisite principal amount is evidenced to the Junior Subordinated Trustee as provided in the Junior Subordinated Indenture.

        If any Junior Subordinated Debt Securities are original issue discount securities, then for the purposes of determining whether the holders of the requisite principal amount of Junior Subordinated Debt Securities have taken any action described in this prospectus, the principal amount of the Junior Subordinated Debt Securities will be deemed to be the portion of the principal amount that would be due and payable at the time of the taking of the action upon a declaration of acceleration of maturity thereof.

Modification of the Junior Subordinated Indenture

        The Junior Subordinated Indenture provides that Fund American and the Junior Subordinated Trustee may, without the consent of any holders of Junior Subordinated Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to Fund American's covenants, adding additional events of default, establishing the form or terms of any series of Junior Subordinated Debt Securities or curing ambiguities or inconsistencies in the indenture or making other provisions.

        With specific exceptions, the Junior Subordinated Indenture or the rights of the holders of the Junior Subordinated Debt Securities may be modified by Fund American and the Junior Subordinated Trustee with the consent of the holders of a majority in aggregate principal amount of the Junior

Subordinated Debt Securities of each series affected by the modification then outstanding, subject to the consent of the holders of the preferred securities and the common securities of the Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the Fund American Trust prior to a security exchange, but no modification may be made without the consent of the holder of each outstanding Junior Subordinated Debt Security affected, subject to the consent of the holders of the preferred securities and the common securities of any Fund American Trust as required by its declaration of trust in the event that the Junior Subordinated Debt Securities are held as assets of the applicable Fund American Trust prior to a security exchange, which would:

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  change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Junior Subordinated Debt Security;

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  reduce the principal amount of or the interest or any premium on any Junior Subordinated Debt Security;

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  change the method of computing the amount of principal of or interest on any date;

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  change any place of payment where, or the currency in which, any Junior Subordinated Debt Security or any premium or interest is payable;

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  impair the right to sue for the enforcement of any payment on or after the maturity thereof or, in the case of redemption or repayment, on or after the redemption date or the repayment date;

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  reduce the percentage in principal amount of the outstanding Junior Subordinated Debt Securities of any series, the consent of the holders of which is required for any modification of, or waiver of compliance with the provisions of, the Junior Subordinated Indenture or specific defaults and their consequences provided for in the indenture; or

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  modify any of the provisions of specific sections of the Junior Subordinated Indenture, including the provisions summarized in this section, except to increase any required consent percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby.

Satisfaction and Discharge of the Junior Subordinated Indenture; Defeasance

        The Junior Subordinated Indenture will generally cease to be of any further effect with respect to a series of Junior Subordinated Debt Securities if Fund American delivers all Junior Subordinated Debt Securities of that series, with limited exceptions, for cancellation to the Junior Subordinated Trustee or all Junior Subordinated Debt Securities of that series not previously delivered for cancellation to the Junior Subordinated Trustee have become due and payable or will become due and payable or called for redemption within one year, and Fund American has deposited with the Junior Subordinated Trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all the Junior Subordinated Debt Securities, no default with respect to the Junior Subordinated Debt Securities has occurred and is continuing on the date of the deposit, and the deposit does not result in a breach or violation of, or default under, the Junior Subordinated Indenture or any other agreement or instrument to which Fund American is a party.

        Fund American has a "legal defeasance option" under which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, all of its obligations under the Junior Subordinated Debt Securities and the Junior Subordinated Indenture. In addition, Fund American has a "covenant defeasance option" under which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, its obligations with respect to the Junior Subordinated Debt Securities under specified covenants contained in the Junior Subordinated Indenture. If Fund American exercises its legal defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of the Junior Subordinated Debt Securities may not be accelerated because of an event of default. If Fund American exercises its covenant defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of the Junior Subordinated Debt Securities may not be accelerated because of an event of default related to the specified covenants.

        Fund American may exercise its legal defeasance option or its covenant defeasance option with respect to the Junior Subordinated Debt Securities of a series only if:

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  Fund American deposits in trust with the Junior Subordinated Trustee cash or debt obligations of the United States of America or its agencies or instrumentalities for the payment of principal, premium and interest with respect to the Junior Subordinated Debt Securities to maturity or redemption;

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  Fund American delivers to the Junior Subordinated Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the cash or debt obligations described above on deposit with the Junior Subordinated Trustee will provide cash sufficient to pay the principal, premium, and interest when due with respect to all the Junior Subordinated Debt Securities of that series to maturity or redemption;

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  91 days pass after the deposit is made and during the 91-day period no default described in the fifth bullet point under "—Events of Default, Waiver and Notice of Default; Junior Subordinated Debt Securities in Foreign Currencies" above with respect to Fund American occurs that is continuing at the end of the period;

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  no default has occurred and is continuing on the date of the deposit;

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  the deposit does not constitute a default under any other agreement binding on Fund American;

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  Fund American delivers to the Junior Subordinated Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute a regulated investment company under the Investment Company Act of 1940;

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  Fund American has delivered to the Junior Subordinated Trustee an opinion of counsel addressing specific Federal income tax matters relating to the defeasance; and

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  Fund American delivers to the Junior Subordinated Trustee an officers' certificate and an opinion of counsel stating that all conditions to the defeasance and discharge of the Junior Subordinated Debt Securities of that series have been complied with.

        The Junior Subordinated Trustee will hold in trust cash or debt obligations of the United States of America or its agencies or instrumentalities deposited with it as described above and will apply the deposited cash and the proceeds from deposited debt obligations of the United States of America or its agencies or instrumentalities to the payment of principal, premium, and interest with respect to the Junior Subordinated Debt Securities of the defeased series.

Concerning the Junior Subordinated Trustee

        The Junior Subordinated Trustee for the Junior Subordinated Debt Securities will be identified in the relevant prospectus supplement. In specific instances, Fund American or the holders of a majority of the then outstanding principal amount of the Junior Subordinated Debt Securities issued under an indenture may remove the Junior Subordinated Trustee and appoint a successor Junior Subordinated Trustee. The Junior Subordinated Trustee may become the owner or pledgee of any of the Junior Subordinated Debt Securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the Junior Subordinated Trustee. The Junior Subordinated Trustee and any successor trustee must be a corporation organized and doing business as a commercial bank or trust company under the laws of the United States or of any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by Federal or state authority. Subject to applicable law relating to conflicts of interest, the Junior Subordinated Trustee may also serve as trustee under other indentures relating to Debt Securities or Junior Subordinated Debt Securities issued by White Mountains or its affiliated companies and may engage in commercial transactions with White Mountains and its affiliated companies. The initial Junior Subordinated Trustee under the Junior Subordinated Indenture is Bank One, National Association.

Certain Covenants of White Mountains and Fund American Applicable to the Junior Subordinated Debt Securities

        If Junior Subordinated Debt Securities are issued to a Fund American Trust in connection with the issuance of preferred securities by the Fund American Trust, each of White Mountains and Fund American covenants in the Junior Subordinated Indenture that, so long as the preferred securities of the Fund American Trust remain outstanding, it will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any shares of its common stock or preferred stock if at the time:

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  an event of default with respect to the Junior Subordinated Debt Securities has occurred;

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  White Mountains is in default with respect to its payment of any obligations under its guarantee of the preferred securities of the Fund American Trust; or

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  Fund American has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and the period, or any extension thereof, is continuing.

        However, the foregoing restrictions will not apply to:

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  dividends, distributions, redemptions, purchases, acquisitions or payments made with capital stock;

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  any declaration or payment of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

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  payments of accrued dividends on preferred stock upon the redemption, exchange or conversion of any preferred stock as may be outstanding from time to time;

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  the purchase of fractional interests in shares of preferred stock upon the redemption, exchange or conversion of such preferred stock;

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  purchases or acquisitions of shares of common stock in connection with the satisfaction of obligations under any employee benefit plan or other contractual obligation; or

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  dividends, distributions, redemptions, purchases, acquisitions or payments as a result of a reclassification of capital stock or the exchange or conversion of one class or series capital stock for another class or series of capital stock.

        In addition, if Junior Subordinated Debt Securities are issued to a Fund American Trust in connection with the issuance of preferred securities of the Fund American Trust, for so long as the preferred securities of the Fund American Trust remain outstanding, Fund American has agreed:

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  to maintain directly, or indirectly through a wholly owned subsidiary, 100% ownership of the common securities of such Fund American Trust, provided, however, that any permitted successor of Fund American under the Junior Subordinated Indenture may succeed to Fund American's ownership of such common securities;

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  not to voluntarily terminate, windup or liquidate such Fund American Trust, except in connection with a distribution of Junior Subordinated Debt Securities to the holders of the preferred securities in liquidation of such Fund American Trust or in connection with certain mergers, consolidations or amalgamations permitted by the declaration of trust of such Fund American Trust; and

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  to use its reasonable best efforts, consistent with the terms and provisions of the declaration of trust of such Fund American Trust, to cause such Fund American Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes.

Subordination of the Junior Subordinated Debt Securities

        The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to Fund American's other indebtedness to the extent set forth in the applicable prospectus supplement.

        The payment of the principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of Fund American's senior indebtedness and will rank equally with its trade creditors. No payment on account of principal of, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Junior Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof, by lapse of time, acceleration or otherwise, has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the Junior Subordinated Indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment on account of principal, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Junior Subordinated Debt Securities may be made. Fund American will give prompt written notice to the Junior Subordinated Trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. Upon any distribution of Fund American's assets in connection with its dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the Junior Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of Fund American's insolvency, holders of the Junior Subordinated Debt Securities may recover ratably less than Fund American's senior creditors.

Subordination of White Mountains' Guarantee of the Junior Subordinated Debt Securities

        White Mountains' guarantee of the Junior Subordinated Debt Securities will be subordinated and junior in right of payment to White Mountains' other indebtedness to the extent set forth in the applicable prospectus supplement.

        The payment of the principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of White Mountains' senior indebtedness and will rank equally with its trade creditors. No payment on account of principal of, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Junior Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all senior indebtedness by reason of the maturity thereof, by lapse of time, acceleration or otherwise, has been made or duly provided for in cash or in a manner satisfactory to the holders of the senior indebtedness. In addition, the Junior Subordinated Indenture provides that if a default has occurred giving the holders of the senior indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an event of default, then unless and until that event has been cured or waived or has ceased to exist, no payment on account of principal, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Junior Subordinated Debt Securities may be made. White Mountains will give prompt written notice to the Junior Subordinated Trustee of any default under any senior indebtedness or under any agreement pursuant to which senior indebtedness may have been issued. Upon any distribution of White Mountains' assets in connection with its dissolution, liquidation or reorganization, all senior indebtedness must be paid in full before the holders of the Junior Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of White Mountains' insolvency, holders of the Junior Subordinated Debt Securities may recover ratably less than White Mountains' senior creditors.

        For purposes of the description of the Junior Subordinated Debt Securities, the term senior indebtedness with respect to Fund American or White Mountains, as applicable, means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Junior Subordinated Indenture or incurred or created after the execution:

  •
  indebtedness for money borrowed including purchase money obligations with an original maturity in excess of one year, or evidenced by securities, notes, bankers' acceptances or other corporate Debt Securities or similar instruments other than the Junior Subordinated Debt Securities;

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  obligations with respect to letters of credit;

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  indebtedness constituting a guarantee of indebtedness of others of the type referred to in the preceding two bullet points; or

  •
  renewals, extensions or refundings of any of the indebtedness referred to in the preceding three bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the Junior Subordinated Debt Securities.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        Each Fund American Trust may issue, from time to time, only one series of preferred securities having terms described in the prospectus supplement relating thereto. The declaration of trust under which each Fund American Trust is formed will be replaced by an amended and restated declaration of trust, which will authorize the regular trustees of the Fund American Trust to issue on behalf of the Fund American Trust one series of preferred securities. Each amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act. The preferred securities will have terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions as will be set forth in the related amended and restated declaration of trust or made part of the declaration by the Trust Indenture Act. Reference is made to any prospectus supplement relating to the preferred securities of any Fund American Trust for specific terms, including:

  •
  the specific designation of the preferred securities;

  •
  the number of preferred securities issued by the Fund American Trust;

  •
  the annual distribution rate, or method of calculation of the rate, for preferred securities issued by the Fund American Trust, the date or dates upon which the distributions will be payable and the record date or dates for the payment of the distributions;

  •
  whether distributions on preferred securities issued by the Fund American Trust will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by the Fund American Trust will be cumulative;

  •
  the amount or amounts which will be paid out of the assets of the Fund American Trust to the holders of preferred securities of the Fund American Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the Fund American Trust;

  •
  the obligation or right, if any, of the Fund American Trust to purchase or redeem preferred securities issued by the Fund American Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which preferred securities issued by the Fund American Trust will or may be purchased or redeemed, in whole or in part, pursuant to an obligation or right;

  •
  the voting rights, if any, of preferred securities issued by the Fund American Trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more Fund American Trusts, or of both, as a condition to specified actions or amendments to the declaration of the Fund American Trust;

  •
  the terms and conditions upon which the preferred securities may be convertible into or exchanged for Common Shares, Preference Shares, Debt Securities, Junior Subordinated Debt Securities, or indebtedness or other securities of any kind of White Mountains or Fund American; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the Fund American Trust consistent with the declaration of the Fund American Trust or with applicable law.

        All preferred securities offered hereby will be guaranteed by White Mountains as and to the extent set forth below under "Description of Trust Preferred Securities Guarantees". Federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

        In connection with any issuance of preferred securities, the applicable Fund American Trust will issue one series of common securities. The amended and restated declaration of the applicable Fund American Trust will authorize the regular trustees of the Fund American Trust to issue one series of common securities having terms including distributions, redemption, voting, liquidation rights or restrictions as set forth in the amended and restated declaration. The terms of the common securities issued by the Fund American Trust will be substantially identical to the terms of the preferred securities issued by the Fund American Trust. The common securities will rank equally with the preferred securities and payments on the common securities will be made on a pro rata basis with the preferred securities. However, if an event of default under the applicable amended and restated declaration of trust occurs and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the preferred securities. Generally, the common securities issued by a Fund American Trust will also carry the right to vote and to appoint, remove or replace any of the trustees of the Fund American Trust. All the common securities of a Fund American Trust will be owned by Fund American or its subsidiary.

        As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, the payments will be sufficient to cover distributions and other payments due on the preferred securities primarily because the aggregate principal amount of Junior Subordinated Debt Securities held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the preferred securities, and the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the preferred securities.

        If an event of default with respect to the amended and restated declaration of any Fund American Trust occurs and is continuing, then the holders of preferred securities of the Fund American Trust would rely on the enforcement by the property trustee (the "Property Trustee") of its rights as a holder of the Junior Subordinated Debt Securities deposited in the Fund American Trust against Fund American. In addition, the holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any power conferred upon the Property Trustee under the amended and restated declaration of trust, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debt Securities deposited in the Fund American Trust, any holder of the preferred securities may, to the extent permitted by applicable law, after a period of 60 days has elapsed from the holder's written request, institute a legal proceeding against Fund American and White Mountains to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. If an event of default with respect to the amended and restated declaration of the Fund American Trust occurs and is continuing and the event is attributable to the failure of Fund American to pay interest or principal on the Junior Subordinated Debt Securities on the date the interest or principal is otherwise payable, or in the case of redemption, on the redemption date, then a holder of preferred securities of the Fund American Trust may also directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the preferred securities held by the holder on or after the respective due date specified in the Junior Subordinated Debt Securities without first directing the Property Trustee to enforce the terms of the Junior Subordinated Debt Securities or instituting a legal proceeding against Fund American and White Mountains to enforce the Property Trustee's rights under the Junior Subordinated Debt Securities. In connection with a direct action, the rights of Fund American or White Mountains, as applicable, will be substituted for the rights of the holder of the preferred securities under the amended and restated declaration of trust to the extent of any payment made by Fund American or White Mountains, as applicable, to the holder of the preferred securities in a direct action. The holders of preferred securities of the Fund American Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee first fails to do so.

        Federal income tax considerations applicable to an investment in preferred securities will be described in the prospectus supplement relating thereto.

        The Property Trustee and its affiliates may provide customary commercial banking services to White Mountains and its subsidiaries and participate in various financing agreements of White Mountains in the ordinary course of their business. Initially, the Property Trustee is Bank One, National Association.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

        Set forth below is a summary of information concerning the guarantees (the "Guarantees") that will be executed and delivered from time to time by White Mountains for the benefit of the holders of preferred securities of the Fund American Trust. Each Guarantee will be separately qualified under the Trust Indenture Act and will be held by Bank One, National Association, acting in its capacity as guarantee trustee (the "Guarantee Trustee") with respect to the guarantee, for the benefit of holders of the preferred securities of the applicable Fund American Trust. The terms of each Guarantee will be set forth in the Guarantee or made part of the Guarantee by the Trust Indenture Act.

General

        Pursuant to each Guarantee, White Mountains will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the preferred securities issued by the applicable Fund American Trust, the guarantee payments, to the extent not paid by the Fund American Trust, regardless of any defense, right of set-off or counterclaim that the Fund American Trust may have or assert. The following distributions and other payments with respect to preferred securities issued by a Fund American Trust to the extent not made or paid by the Fund American Trust, will be subject to the Guarantee without duplication:

  •
  any accrued and unpaid distributions on the preferred securities, but only to the extent that in each case Fund American has made a payment to the Property Trustee of interest on the Junior Subordinated Debt Securities;

  •
  the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred securities called for redemption by the Fund American Trust, but only to the extent that in each case Fund American has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the Fund American Trust as trust assets; and

  •
  upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Fund American Trust, other than in connection with the distribution of related Junior Subordinated Debt Securities to the holders of the preferred securities or the redemption of all the preferred securities upon the maturity or redemption of the Junior Subordinated Debt Securities, the lesser of:

  (1)
  the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the Fund American Trust has funds available, and

  (2)
  the amount of assets of the Fund American Trust remaining available for distribution to holders of the preferred securities upon liquidation of the Fund American Trust.

        White Mountains' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by White Mountains to the holders of the applicable preferred securities or by causing the applicable Fund American Trust to pay the amounts to the holders.

        The Guarantee is a full and unconditional guarantee from the time of issuance of the applicable preferred securities, but the Guarantee covers distributions and other payments on the preferred securities only if and to the extent that Fund American has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable Fund American Trust as trust assets. If Fund American does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable Fund American Trust as trust assets, the Property Trustee will not make distributions on the preferred securities of the Fund American Trust and the Fund American Trust will not have the necessary funds available to make these payments.

        Fund American's obligations under the declaration for each Fund American Trust, the Guarantee issued with respect to preferred securities issued by the Fund American Trust, the Junior Subordinated Debt Securities purchased by the Fund American Trust, the Junior Subordinated Indenture and the Guarantee issued with respect to the Junior Subordinated Debt Securities in the aggregate will provide a full, irrevocable and unconditional guarantee on a subordinated basis by White Mountains of payments due on the preferred securities issued by the Fund American Trust. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities.

Certain Covenants of White Mountains

        In each Guarantee, White Mountains will covenant that, so long as any preferred securities issued by the applicable Fund American Trust remain outstanding, White Mountains will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution with respect to, any of its Common Shares or Preferred Shares, if at the time:

  •
  White Mountains will be in default with respect to its guarantee payments or other payment obligations under the Guarantee;

  •
  any event of default under the related amended and restated declaration of trust has occurred; or

  •
  Fund American has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and the period, or any extension thereof, is continuing.

        However, the foregoing restrictions will not apply to:

  •
  dividends, distributions, redemptions, purchases, acquisitions or payments made with its capital stock;

  •
  any declaration or payment of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of shares under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

  •
  payments of accrued dividends on Preference Shares upon the redemption, exchange or conversion of any Preference Shares as may be outstanding from time to time;

  •
  the purchase of fractional interests in Preference Shares upon the redemption, exchange or conversion of such Preference Shares;

  •
  purchases or acquisitions of Common Shares in connection with the satisfaction of obligations under any employee benefit plan or other contractual obligation; or

  •
  dividends, distributions, redemptions, purchases, acquisitions or payments as a result of a reclassification of capital stock or the exchange or conversion of one class or series capital stock for another class or series of capital stock.

Amendments and Assignment

        Except with respect to any changes that do not adversely affect the rights of holders of the applicable preferred securities, in which case no consent will be required, each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding preferred securities issued by the applicable Fund American Trust. The manner of obtaining any such approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a Guarantee will bind the successors, assignees, receivers, trustees and representatives of White Mountains and will inure to the benefit of the holders of the preferred securities of the applicable Fund American Trust then outstanding. Except in connection with a consolidation, merger, conveyance, or transfer of assets involving White Mountains that is permitted under the Junior Subordinated Indenture, White Mountains may not assign its obligations under any Guarantee.

Termination of the Guarantees

        Each Guarantee will terminate and be of no further force and effect as to the preferred securities issued by the Fund American Trust upon full payment of the redemption price of all preferred securities of the Fund American Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the preferred securities of the Fund American Trust in exchange for all the preferred securities issued by the Fund American Trust, or upon full payment of the amounts payable upon liquidation of the Fund American Trust. Nevertheless, each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the Fund American Trust must restore payment of any sums paid under the preferred securities or the Guarantee.

Status of the Guarantees

        White Mountains' obligations to make the guarantee payments to the extent set forth in the applicable Guarantee will constitute an unsecured obligation of White Mountains and will rank subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of White Mountains and any guarantees, endorsements or other contingent obligations of White Mountains, except those made on an equal basis or subordinate by their terms, and senior to all capital stock issued by White Mountains and to any guarantee entered into by White Mountains in respect of any of its capital stock. White Mountains' obligations under each Guarantee will rank equally with each other Guarantee. Because White Mountains is a holding company, White Mountains' obligations under each Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of White Mountains' subsidiaries, except to the extent that White Mountains is a creditor of the subsidiaries recognized as such. Each amended and restated declaration of trust will provide that each holder of preferred securities issued by the applicable Fund American Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related Guarantee.

        The guaranteed party may institute a legal proceeding directly against White Mountains to enforce its rights under a Guarantee without first instituting a legal proceeding against any other person or entity. Each Guarantee will be deposited with the Guarantee Trustee, to be held for the benefit of the holders of the preferred securities issued by the Fund American Trust. The Guarantee Trustee will enforce the Guarantee on behalf of the holders of the preferred securities. The holders of not less than a majority in aggregate liquidation amount of the preferred securities issued by the Fund American Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Guarantee, including the giving of directions to the Guarantee Trustee. If the Guarantee Trustee fails to enforce a Guarantee as above provided, any holder of preferred securities issued by the Fund American Trust may institute a legal proceeding directly against White Mountains to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Fund American Trust, or any other person or entity. However, if White Mountains has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against White Mountains for enforcement of the holder's right to receive payment under the Guarantee. White Mountains waives any right or remedy to require that any action be brought first against the Fund American Trust or any other person or entity before proceeding directly against White Mountains.

Miscellaneous

        White Mountains will be required to provide annually to the Guarantee Trustee a statement as to the performance by White Mountains of its obligations under each Guarantee and as to any default in the performance. White Mountains is required to file annually with the Guarantee Trustee an officer's certificate as to White Mountains' compliance with all conditions to be complied with by it under each Guarantee.

        The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only those duties as are specifically set forth in the applicable Guarantee and, after default with respect to a Guarantee, will exercise the same degree of care as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to that provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

PLAN OF DISTRIBUTION

        Each Issuer may sell the securities being offered hereby in any one or more of the following ways:

  •
  directly to investors;

  •
  to investors through agents;

  •
  to broker-dealers as principals;

  •
  through underwriting syndicates led by one or more managing underwriters as such Issuer may select from time to time;

  •
  through one or more underwriters acting alone; or

  •
  through a selling shareholder.

        If an underwriter or underwriters are utilized in the sale, the specific managing underwriter or underwriters with respect to the offer and sale of the offered securities are set forth on the cover of the prospectus supplement relating to such offered securities and the members of the underwriting syndicate, if any, are named in the prospectus supplement.

        Sales of the offered securities by underwriters may be in negotiated transactions, at a fixed offering price or at various prices determined at the time of sale. The prospectus supplement describes the method of reoffering by the underwriters. The prospectus supplement also describes the discounts and commissions to be allowed or paid to the underwriters, if any, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the securities offered thereby will be listed.

        Each Issuer may authorize underwriters to solicit offers by certain institutions to purchase securities at the price set forth in the prospectus supplement pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

        If any securities are sold pursuant to an Underwriting Agreement, the several underwriters will ordinarily agree, subject to the terms and conditions set forth therein to purchase all the securities offered by the accompanying prospectus supplement if any of such securities are purchased. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased or the Underwriting Agreement may be terminated.

        Offers to purchase securities may be solicited directly by either of the Issuers or by agents designated by either Issuer from time to time. Any such agent, who may be deemed to be an underwriter as the term is defined in the Securities Act of 1933 (the "Act"), involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by either of the Issuers to such agent set forth, in a prospectus supplement. Any such agent will ordinarily be acting on a best efforts basis.

        If a broker-dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, the Issuers will sell such offered securities to the dealer, as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

        Agents, broker-dealers or underwriters may be entitled under agreements which may be entered into with an Issuer to indemnification or contribution by that Issuer in respect of certain civil liabilities, including liabilities under the Act, and may be customers of, engage in transactions with or perform services for that Issuer in the ordinary course of business.

        The place and time of delivery for the offered securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

        The offered securities may or may not be listed on a national securities exchange or a foreign securities exchange. The securities may not have an established trading market. No assurances can be given that there will be a market for the offered securities.

LEGAL MATTERS

        Certain legal matters with respect to United States and New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Mr. George J. Gillespie, III, a director of White Mountains, is a partner at Cravath, Swaine & Moore LLP. The validity of the preferred securities of the Fund American Trusts under Delaware law will be passed upon for us by Richards, Layton & Finger P.A., Wilmington, Delaware. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters or agents, if any, by counsel to be named in the prospectus supplement.

EXPERTS

        The consolidated financial statements and the related financial statement schedules of White Mountains Insurance Group, Ltd. and consolidated subsidiaries included in our Annual Report on Form 10-K/A as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002 and the consolidated financial statements of CGU Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 have been audited by PricewaterhouseCoopers LLP, independent auditors. The combined financial statements and related financial statement schedules of Montpelier Re Holdings Ltd. included in our Annual Report on Form 10-K/A as of December 31, 2002 and December 31, 2001 and for the year ended December 31, 2002 and the period from November 14, 2001 (date of incorporation) to December 31, 2001 have been audited by PricewaterhouseCoopers, independent auditors. The financial statements referred to above and the related reports of PricewaterhouseCoopers LLP and PricewaterhouseCoopers on such financial statements are incorporated by reference in this prospectus in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

$

Fund American Companies, Inc.

$                             % Senior Notes due 20
$                             % Senior Notes due 20

IRREVOCABLY AND UNCONDITIONALLY
GUARANTEED BY

White Mountains Insurance Group, Ltd.

PROSPECTUS SUPPLEMENT
May    , 2003

LEHMAN BROTHERS